EXHIBIT 10

    Note: Certain material has been omitted from this document pursuant to a request for confidential treatment and has been filed separately with the SEC. Notations of [Redacted]* have been used to indicate such an omission.

                            STOCK PURCHASE AGREEMENT
                                  BY AND AMONG
           BOB BAKER ENTERPRISES, INC. AND ITS AFFILIATE CORPORATIONS,
                               THEIR SHAREHOLDERS,
                                       AND
                          ASBURY AUTOMOTIVE GROUP, INC.
                                 August 28, 2002



ARTICLE I PURCHASE AND SALE OF SHARES......................................................................1

-------------------------------------
   SECTION 1.1          PURCHASE AND SALE OF SHARES.........................................................1
   -----------          ----------------------------
   SECTION 1.2          PURCHASE PRICE......................................................................1
   -----------          ---------------
   SECTION 1.3          STOCK CONSIDERATION.................................................................2
   -----------          --------------------
   SECTION 1.4          ALLOCATION OF PURCHASE PRICE........................................................2
   -----------          -----------------------------
ARTICLE II ADJUSTMENT OF PURCHASE PRICE;  SELLERS' REPRESENTATIVE.................................................3
-----------------------------------------------------------------
   SECTION 2.1          ADJUSTMENTS RESULTING FROM STOCK SPLITS, RECLASSIFICATION OR OTHER ACTS OF ACQUIRER.3
   -----------          ------------------------------------------------------------------------------------
   SECTION 2.2          ADJUSTMENT OF PURCHASE PRICE BASED ON NET BOOK VALUE AND WORKING CAPITAL............3
   -----------          -------------------------------------------------------------------------
   SECTION 2.3          SELLERS' REPRESENTATIVE.............................................................6
   -----------          ------------------------
ARTICLE III CLOSING, CLOSING DELIVERIES...........................................................................7
---------------------------------------
   SECTION 3.1          TIME; PLACE.........................................................................7
   -----------          ------------
   SECTION 3.2          SELLERS' AND COMPANIES' CLOSING DELIVERIES..........................................7
   -----------          -------------------------------------------
   SECTION 3.3          BUYER'S CLOSING DELIVERIES...........................................................
   -----------          ---------------------------
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLERS..............................................................9
----------------------------------------------------
   SECTION 4.1          ORGANIZATION AND GOOD STANDING......................................................9
   -----------          -------------------------------
   SECTION 4.2          AUTHORITY..........................................................................10
   -----------          ----------
   SECTION 4.3          NO CONFLICT........................................................................10
   -----------          ------------
   SECTION 4.4          OWNERSHIP OF CAPITAL STOCK...........................................................
   -----------          ---------------------------
   SECTION 4.5          SUBSIDIARIES; DISCONTINUED OPERATIONS..............................................11
   -----------          --------------------------------------
   SECTION 4.6          OFFICERS AND DIRECTORS; CORPORATE RECORDS..........................................11
   -----------          ------------------------------------------
   SECTION 4.7          BANK ACCOUNTS......................................................................11
   -----------          --------------
   SECTION 4.8          FINANCIALS; UNDISCLOSED LIABILITIES................................................11
   -----------          ------------------------------------
   SECTION 4.9          ACCOUNTS RECEIVABLE................................................................12
   -----------          --------------------
   SECTION 4.10         PERMITS AND LICENSES...............................................................13
   ------------         ---------------------
   SECTION 4.11         NOTICES FROM THE MANUFACTURERS.....................................................13
   ------------         -------------------------------
   SECTION 4.12         LEGAL MATTERS......................................................................13
   ------------         --------------
   SECTION 4.13         EMPLOYEES..........................................................................14
   ------------         ----------
   SECTION 4.14         EMPLOYEE BENEFIT PLANS.............................................................14
   ------------         -----------------------
   SECTION 4.15         REAL PROPERTY......................................................................16
   ------------         -------------
   SECTION 4.16         PERSONAL PROPERTY..................................................................18
   ------------         ------------------
   SECTION 4.17         ENVIRONMENTAL MATTERS..............................................................19
   ------------         ----------------------
   SECTION 4.18         INTELLECTUAL PROPERTY..............................................................20
   ------------         ----------------------
   SECTION 4.19         CONTRACTS..........................................................................20
   ------------         ----------
   SECTION 4.20         TAXES..............................................................................21
   ------------         ------
   SECTION 4.21         INVENTORIES........................................................................23
   ------------         ------------
   SECTION 4.22         INSURANCE..........................................................................23
   ------------         ----------
   SECTION 4.23         COMPLIANCE WITH LAWS...............................................................23
   ------------         ---------------------
   SECTION 4.24         LIENS..............................................................................24
   ------------         ------
   SECTION 4.25         AFFILIATE TRANSACTIONS; ABSENCE OF CERTAIN BUSINESS PRACTICES......................24
   ------------         --------------------------------------------------------------
   SECTION 4.26         ABSENCE OF CERTAIN CHANGES.........................................................24
   ------------         ---------------------------
   SECTION 4.27         CONSENTS AND APPROVALS.............................................................26
   ------------         -----------------------
   SECTION 4.28         NO OTHER ASSETS....................................................................26
   ------------         ----------------
   SECTION 4.29         NO BROKERS OR FINDERS..............................................................26
   ------------         ----------------------
   SECTION 4.30         INVESTMENT REPRESENTATIONS REGARDING THE ACQUIRER SHARES...........................26
   ------------         ---------------------------------------------------------
   SECTION 4.31         NON-ACCREDITED INVESTORS...........................................................27
   ------------         -------------------------
   SECTION 4.32         PURCHASER REPRESENTATIVE...........................................................27
   ------------         -------------------------
   SECTION 4.33         DISCLOSURE.........................................................................27
   ------------         -----------
   SECTION 4.34         SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS................................
   ------------         ------------------------------------------------------
ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER................................................................27
-------------------------------------------------
    SECTION 5.1          ORGANIZATION AND GOOD STANDING.....................................................27
    -----------          -------------------------------

    SECTION 5.3          ACQUIRER SHARES....................................................................27
    -----------          ----------------
    SECTION 5.4          ACQUIRER SEC REPORTS; PRIVATE PLACEMENT MEMORANDUM.................................28
    -----------          ---------------------------------------------------
    SECTION 5.5          NOTICES FROM GOVERNMENTAL AUTHORITIES..............................................28
    -----------          --------------------------------------
    SECTION 5.6          CONSENTS AND APPROVALS.............................................................29
    -----------          -----------------------
    SECTION 5.7          SURVIVAL OF REPRESENTATIONS AND WARRANTIES.........................................29
    -----------          -------------------------------------------
    SECTION 5.8          DISCLOSURE.........................................................................29
    -----------          -----------
ARTICLE VI FURTHER COVENANTS.....................................................................................29
----------------------------
    SECTION 6.1          INFORMATION PRIOR TO CLOSING.......................................................29
    -----------          -----------------------------
    SECTION 6.2          OPERATION OF BUSINESS..............................................................30
    -----------          ----------------------
    SECTION 6.3          FURTHER ACTIONS....................................................................31
    -----------          ----------------
    SECTION 6.4          EXCLUSIVITY........................................................................31
    -----------          ------------
    SECTION 6.5          CONFIDENTIALITY....................................................................32
    -----------          ----------------
    SECTION 6.6          DISTRIBUTIONS......................................................................33
    -----------          --------------
    SECTION 6.7          DELIVERY OF DISCLOSURE LETTERS.....................................................33
    -----------          -------------------------------
    SECTION 6.8          SUPPLEMENTS TO DISCLOSURE LETTERS..................................................33
    -----------          ----------------------------------
    SECTION 6.9          RELEASES...........................................................................34
    -----------          ---------
    SECTION 6.10         HART-SCOTT-RODINO..................................................................36
    ------------         ------------------
    SECTION 6.11         NYSE LISTING APPLICATION...........................................................36
    ------------         -------------------------
    SECTION 6.12         ADDITIONAL TAX MATTERS.............................................................36
    ------------         -----------------------
    SECTION 6.13         EMPLOYEES..........................................................................37
    ------------         ----------
    SECTION 6.14         AUDITED FINANCIAL STATEMENTS.......................................................37
    ------------         -----------------------------
    SECTION 6.15         FUNDING OF RETENTION BONUS PLAN......................................................
    ------------         --------------------------------
    SECTION 6.16         THIRD PARTY ENGINEERING REPORTS....................................................37
    ------------         --------------------------------
    SECTION 6.17         EMPLOYMENT ARRANGEMENTS............................................................38
    ------------         ------------------------
    SECTION 6.18         ENVIRONMENTAL REMEDIATION EFFORTS..................................................38
    ------------         ----------------------------------
    SECTION 6.19         338(H)(10) ELECTION................................................................40
    ------------         --------------------
    SECTION 6.20         NON-DISTURBANCE AND SUBORDINATION AGREEMENTS.......................................40
    ------------         ---------------------------------------------
    SECTION 6.21         ASSIGNMENT BY ACQUIRER.............................................................40
    ------------         -----------------------
ARTICLE VII CONDITIONS PRECEDENT TO  BUYER'S OBLIGATION TO CLOSE.................................................40
----------------------------------------------------------------
    SECTION 7.1          NO MATERIAL ADVERSE CHANGE.........................................................40
    -----------          ---------------------------
    SECTION 7.2          REPRESENTATIONS AND WARRANTIES.....................................................40
    -----------          -------------------------------
    SECTION 7.3          PERFORMANCE OF AGREEMENTS..........................................................40
    -----------          --------------------------
    SECTION 7.4          NO ACTIONS, ETC....................................................................40
    -----------          ----------------
    SECTION 7.5          DUE DILIGENCE......................................................................41
    -----------          --------------
    SECTION 7.6          SHAREHOLDER AGREEMENT; EMPLOYMENT AGREEMENTS.......................................41
    -----------          ---------------------------------------------
    SECTION 7.7          NONCOMPETITION AGREEMENTS..........................................................41
    -----------          --------------------------
    SECTION 7.8          ESTOPPEL CERTIFICATES, SUBORDINATION & NON-DISTURBANCE AGREEMENTS..................41
    -----------          -----------------------------------------------------------------
    SECTION 7.9          LEASES.............................................................................41
    -----------          -------
    SECTION 7.10         TITLE INSURANCE POLICIES...........................................................41
    ------------         -------------------------
    SECTION 7.11         MANUFACTURERS' APPROVAL............................................................42
    ------------         ------------------------
    SECTION 7.12         NO LEGAL OBLIGATION..................................................................
    ------------         --------------------
    SECTION 7.13         TAX CERTIFICATE....................................................................42
    ------------         ----------------
    SECTION 7.14         ENVIRONMENTAL MATTERS..............................................................42
    ------------         ----------------------
    SECTION 7.15         CONSENTS OF THIRD PARTIES..........................................................42
    ------------         --------------------------
    SECTION 7.16         RELEASE OF OBLIGATIONS RELATED TO NON-COMPANY INDEBTEDNESS.........................42
    ------------         -----------------------------------------------------------
    SECTION 7.17         INCREASE IN STOCK PRICE............................................................42
    ------------         ------------------------
    SECTION 7.18         EXISTING FINANCING.................................................................42
    ------------         -------------------
    SECTION 7.19         AUDIT..............................................................................43
    ------------         ------
    SECTION 7.20         VOTING AGREEMENTS; RELATED PARTY AGREEMENT.........................................43
    ------------         -------------------------------------------
    SECTION 7.21         OTHER SCHEDULES....................................................................43
    ------------         ----------------
    SECTION 7.22         DELIVERIES.........................................................................43
    ------------         -----------
ARTICLE VIII CONDITIONS PRECEDENT TO  SELLERS' OBLIGATION TO CLOSE...............................................43
------------------------------------------------------------------
   SECTION 8.1          REPRESENTATIONS AND WARRANTIES.....................................................43
   -----------          -------------------------------
   SECTION 8.2          PERFORMANCE OF AGREEMENTS..........................................................43
   -----------          --------------------------
   SECTION 8.3          NO ACTIONS, ETC....................................................................43
   -----------          ----------------
   SECTION 8.4          OBLIGATIONS OF SELLERS.............................................................43
   -----------          -----------------------
   SECTION 8.5          DECREASE IN STOCK PRICE............................................................44
   -----------          ------------------------
   SECTION 8.6          OTHER SCHEDULES....................................................................44
   -----------          ----------------
   SECTION 8.7          DELIVERIES.........................................................................44
   -----------          -----------
ARTICLE IX INDEMNIFICATION.......................................................................................44
--------------------------
   SECTION 9.1          SELLERS' INDEMNIFICATION...........................................................44
   -----------          -------------------------
   SECTION 9.2          BUYER'S INDEMNIFICATION............................................................45
   -----------          ------------------------
   SECTION 9.3          THIRD PARTY CLAIMS; LITIGATION.....................................................45
   -----------          ------------------------------
   SECTION 9.4          PAYMENT OF INDEMNIFIED OBLIGATIONS.................................................47
   -----------          -----------------------------------
   SECTION 9.5          BUYER'S RIGHT OF OFFSET............................................................47
   -----------          ------------------------
   SECTION 9.6          LIMITATION ON INDEMNIFICATION BY SELLERS...........................................47
   -----------          -----------------------------------------
   SECTION 9.7          LIMITATION ON INDEMNIFICATION OF BUYER INDEMNITEES.................................50
   -----------          ---------------------------------------------------
   SECTION 9.8          NET INDEMNITY PAYMENTS.............................................................50
   -----------          -----------------------
   SECTION 9.9          TAX CONTROVERSIES..................................................................50
   -----------          ------------------
ARTICLE X TERMINATION; EFFECT OF TERMINATION; ALTERNATIVE DISPUTE RESOLUTION.....................................51
----------------------------------------------------------------------------
   SECTION 10.1         GROUNDS FOR TERMINATION............................................................51
   ------------         ------------------------
   SECTION 10.2         EFFECT OF TERMINATION..............................................................52
   ------------         ----------------------
   SECTION 10.3         ALTERNATIVE DISPUTE RESOLUTION.....................................................52
   ------------         -------------------------------
ARTICLE XI MISCELLANEOUS.........................................................................................53
------------------------
   SECTION 11.1         SURVIVAL...........................................................................53
   ------------         ---------
   SECTION 11.2         COSTS AND EXPENSES.................................................................53
   ------------         -------------------
   SECTION 11.3         ENTIRE AGREEMENT; AMENDMENT........................................................54
   ------------         ----------------------------
   SECTION 11.4         ASSIGNMENT; JOINDER................................................................54
   ------------         --------------------
   SECTION 11.5         NOTICES............................................................................54
   ------------         --------
   SECTION 11.6         INDULGENCES, ETC...................................................................55
   ------------         -----------------
   SECTION 11.7         EXECUTION IN COUNTERPARTS..........................................................56
   ------------         --------------------------
   SECTION 11.8         PROVISIONS SEVERAL.................................................................56
   ------------         -------------------
   SECTION 11.9         HEADINGS...........................................................................56
   ------------         ---------
   SECTION 11.10        GENDER, ETC........................................................................56
   -------------        ------------
   SECTION 11.11        GOVERNING LAW......................................................................56
   -------------        --------------
   SECTION 11.12        DEFINITIONS........................................................................56
   -------------        ------------

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into this 28th day of August 2002, by and among Asbury Automotive Group, Inc., a Delaware corporation ("Acquirer"), each company (other than Acquirer) listed on the signature pages to this Agreement (each a "Company" and collectively, the "Companies"), each of the Persons (other than Acquirer and the Companies) identified on the signature pages to this Agreement (each individually, a "Seller" and collectively, "Sellers"), being all of the shareholders of the Companies, and Sellers' Representative (as defined below). This Agreement is joined into by Robert H. Baker, Sherrill J. Baker, William H. Kornik, Sue A. Mark-Kornik, Daniel G. Giordano and Kathleen A. Giordano for the purposes set forth in Sections 6.9 and 11.4(b) (each a "Seller Trustee," and collectively the "Seller Trustees").

                                   Background

         The Companies are engaged in the automobile dealership businesses and related operations as set forth opposite their names on Schedule 4.4 of the Sellers' Disclosure Letter (collectively, and as more particularly defined in Section 11.12, the "Business"). Sellers own all of the issued and outstanding shares of capital stock of the Companies (as more particularly identified in Section 4.4 and the Sellers' Disclosure Letter, the "Shares").

         Acquirer desires to purchase from Sellers, and Sellers desire to sell to Acquirer, all of the Shares upon the terms and conditions set forth in this Agreement. Capitalized terms not defined in the body of this Agreement have the meaning set forth in Section 11.12.

         The parties agree as follows:

ARTICLE I.........
                           PURCHASE AND SALE OF SHARES

Section 1.1.......Purchase and Sale of Shares. In reliance on the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, Sellers shall, on the Closing Date, sell, assign, convey, transfer and deliver to Acquirer or such of its Affiliates that Acquirer designates ("Buyer"), and Buyer shall purchase and acquire from Sellers, all of the Shares.

Section 1.2.......Purchase Price. As full consideration for the Shares and the restrictive covenants provided by Sellers in favor of Buyer pursuant to the Noncompetition Agreements referenced in Section 7.7, Buyer shall, at the Closing, deliver to Sellers the amount of $88 million (as further adjusted pursuant to this Agreement, the "Purchase Price") in cash and shares of Acquirer's common stock ("Acquirer Shares"), as follows:

(a) Buyer shall pay, by wire transfer of immediately available funds, to an account ("Sellers' Account") designated by Sellers' Representative (which account shall be designated by Sellers' Representative in writing to Buyer at least four (4) business days prior to the Closing Date), an amount equal to $61.6 million, plus any cash payable by Buyer under Section 1.2(b), less the adjustments provided for in Section 2.2(a)(i) and (ii) (if any), less the Escrowed Cash (collectively, the "Closing Payment"). Sellers shall be solely responsible for distributing among themselves from the Sellers' Account their respective portion of the Closing Payment.

(b) Buyer shall issue and deliver to each Seller stock certificate(s) representing such Seller's respective portion, as set forth on Exhibit B, of the aggregate number of Acquirer Shares (the "Stock Consideration"), less the portion of the Stock Consideration to be delivered into escrow as the Escrowed Acquirer Shares pursuant to subsection (c) below. The parties will determine the Stock Consideration by dividing $26,400,000 by an amount equal to the average closing price per share of Acquirer's common stock traded on the New York Stock Exchange and as quoted in the Wall Street Journal for the twenty (20) trading days immediately preceding execution of this Agreement and the twenty (20) trading days immediately following the execution of this Agreement (the "Acquirer Stock Price") which Acquirer Stock Price shall be appropriately adjusted for all adjustments made pursuant to Section 2.1. In no event will the Stock Consideration exceed 1,500,000 Acquirer Shares. If the Stock Consideration calculation results in an amount greater than 1,500,000 Acquirer Shares, Buyer shall deliver 1,500,000 Acquirer Shares (less the amount delivered to escrow) and also pay in cash, as an additional Closing Payment pursuant to subsection
(a), the difference between: (A) the Acquirer Stock Price multiplied by 1,500,000 and (B) $26,400,000.

(c) At the Closing, Buyer shall deposit, or cause to be deposited, with an escrow agent mutually agreeable to Buyer and Sellers' Representative, to be held pursuant to the Pledge and Escrow Agreement attached as Exhibit A (the "Escrow Agreement"), the following consideration (collectively, the "Escrow Amount"):
(i) cash of [Redacted] of any cash payable pursuant to Section 1.2(b) (collectively, the "Escrowed Cash"), and (ii) [Redacted] of the Stock Consideration (the "Escrowed Acquirer Shares"). The number of Escrowed Acquirer Shares will not be modified to reflect variations in the market price of the Acquirer Shares during the term of the Escrow Agreement.

(d) As provided in the Escrow Agreement, the Escrow Amount shall be applied toward any liability of the Sellers, as determined in accordance with this Agreement. [Redacted] or any adjustment to the Purchase Price pursuant to
Section 2.2, as the case may be, and less the amount set forth in any pending unresolved indemnification claim made in accordance with this Agreement and the Escrow Agreement), with the balance to be released [Redacted] (less the amount of any pending claims or prior indemnification made in accordance with this Agreement and the Escrow Agreement). The parties to this Agreement understand and agree to the terms of the Escrow Agreement which, when duly executed, shall be incorporated by reference as part of this Agreement.

Section 1.3.......Stock Consideration. The Acquirer Shares to be issued pursuant to the terms of this Agreement will be registered in the name of the Sellers, bearing the appropriate legend referring to the fact that the Acquirer Shares were sold in reliance upon an exemption from registration under the Securities Act provided by Section 4(2) thereof and Rule 506 thereunder.

Section 1.4.......Allocation of Purchase Price. The Purchase Price shall be allocated in accordance with Exhibit B which shall contain the allocation of the Purchase Price among the Companies and an allocation of Stock Consideration and the cash portion of the Purchase Price among the Sellers. Exhibit B will be delivered by the Sellers and agreed to by Buyer and Sellers on the date of execution of this Agreement by execution thereof. Sellers may seek to modify Exhibit B thereafter subject to the mutual agreement of Buyer and the execution of such modified Exhibit B by each of the parties hereto.

ARTICLE II........
                          ADJUSTMENT OF PURCHASE PRICE;
                             SELLERS' REPRESENTATIVE

Section 2.1.......Adjustments Resulting from Stock Splits, Reclassification or other Acts of Acquirer. If, between the date of this Agreement and the Closing Date, the outstanding shares of Acquirer's common stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, stock split, combination, exchange of shares or similar readjustment involving a transaction in which existing outstanding Acquirer Shares are converted into a different number or kind of shares of capital stock, or a stock dividend thereon shall be declared with a record date prior to the Closing Date, the number of Acquirer Shares to be issued and delivered as part of the Stock Consideration in exchange for the Shares shall be appropriately adjusted; provided, however, that no adjustment to the Stock Consideration will be made with respect to an issuance of Acquirer Shares to a third party by Acquirer in connection with an acquisition, capital raising, or other transaction during the period indicated.

Section 2.2.......Adjustment of Purchase Price Based on Net Book Value and
Working Capital.

               (a) Prior to the Closing Date, the Sellers' Representative and the Buyer shall, in good faith, based upon the most recent financial information available, agree in writing upon an estimate of the Closing Net Book Value of the Companies on a consolidated basis, determined in accordance with Section 2.2(c) (the "Estimated Net Book Value") and an estimate of the Working Capital of the Companies on a consolidated basis (the "Estimated Working Capital") as of the close of business on the business day immediately preceding the Closing Date.

          (i) If the Estimated Working Capital is less than Target Working Capital, then the Closing Payment shall be decreased by one dollar for every dollar by which the Estimated Working Capital is less than Target Working Capital. The amount by which the Estimated Working Capital is less than the Target Working Capital is the "Estimated Working Capital Shortfall." "Target Working Capital" [Redacted].

(ii) If the Estimated Net Book Value is less than [Redacted] (the "Lower Threshold"), then the Closing Payment shall be decreased by one dollar for every dollar by which the sum of the Estimated Net Book Value and the Estimated Working Capital Shortfall is less than the Lower Threshold. The amount by which the Lower Threshold exceeds the sum of the Estimated Net Book Value and the Working Capital Shortfall is the "Estimated Net Book Value Shortfall."

Any adjustments to the Closing Payment as contemplated by (i) and (ii) above shall also be deemed an adjustment to the Purchase Price.

               (b) As promptly as practicable, but no later than ninety (90) days after the Closing Date, Buyer will cause to be prepared and delivered to the Sellers' Representative a closing balance sheet as of the close of business on the business day immediately preceding the Closing Date (the "Closing Balance Sheet"), and a schedule which sets forth its calculation of: (i) the excess (or shortfall) of (1) the total tangible assets of the Companies over
               (2) the total liabilities of the Companies as of such date ("Closing Net Book Value"), determined in accordance with Section 2.2(c), and (ii) the Working Capital as of such date ("Closing Working Capital"). This Closing Balance Sheet and schedule shall be accompanied by a certificate of Buyer showing the amount of any Purchase Price adjustment based on the relationship of the Closing Working Capital to the Target Working Capital, and the Closing Net Book Value to the Lower Threshold resulting from such calculations (the "Adjustment Certificate").

(c) The Closing Balance Sheet, and the calculations of the Estimated Net Book Value, the Closing Net Book Value, the Estimated Working Capital and the Closing Working Capital (these calculations are collectively, the "Target Calculations"), shall be prepared in accordance with GAAP applied on a basis consistent with the application of such principles by the Companies in the preparation of the Financial Statements (as defined in Section 4.8) (provided that, to the extent, if any, that the Financial Statements were not prepared in accordance with GAAP, the Closing Balance Sheet and the Target Calculations shall be prepared in accordance with GAAP and not on a basis consistent with the Companies' past practices), except as set forth on the attached Schedule 2.2(c). When preparing the Closing Balance Sheet and determining the Target Calculations, the parties shall use the following methods to determine the value of the inventories of each Company.

          (i) The value of the New Vehicles shall equal the Manufacturer's invoice price for all New Vehicles in such Company's inventory as of the Closing Date, reduced by any customer deposits, holdback, floor plan credits, advertising credits, advertising funds, rebates or other dealer incentives received or to be received related to such vehicles and, if the New Vehicles have not been serviced, the amount allowed by the Manufacturer for dealer preparation and increased or decreased, as the case may be, by additions (including, but not limited to, special striping, paint sealant, or the like added by such Company at actual cost or deletions of the accessories or equipment at such Company's net actual cost).

          (ii) Parts and Accessories shall be valued at the lower of invoice price or market value, in either case net of any credits, allowances or rebates.

          (iii)The value of Used Vehicle inventory shall be the lower of cost or market value determined in accordance with GAAP, with market value being the wholesale value of such vehicle as established by the most recent Kelley Blue Book (KBB) Guide - Western Edition or the actual selling price of the vehicle if sold subsequent to Closing but before the determination of Closing Net Book Value.

          (iv) All other inventories not otherwise covered by (i) - (iii) above will be stated on a first-in, first-out ("FIFO") basis.

          (v) For purposes of determining the Target Calculations, the parties shall conduct an inventory of the Companies' assets at 10:00 a.m. on the day before the Closing Date or another mutually acceptable time. Representatives of Buyer and Sellers shall meet at the Dealerships that constitute the Business and conduct an inventory of the assets that Buyer specifies.

          (d) The Adjustment Certificate will be conclusive unless Sellers' Representative, within thirty (30) days following the receipt of the Closing Date Balance Sheet and the Adjustment Certificate, provides Buyer with written notice that it disagrees with Buyer's calculation of the Closing Net Book Value or a Target Calculation. If Sellers' Representative timely disagrees with the Adjustment Certificate, the parties shall first attempt, through negotiation, to resolve the dispute within thirty (30) days. If the parties are unable to resolve such dispute, they shall jointly refer the dispute to a certified public accounting firm of national standing mutually agreeable to Buyer and Sellers' Representative (the "Independent Accountant"), which has indicated its ability to issue the report described herein without first conducting an audit, for a final binding determination of the final Purchase Price adjustment in accordance with the terms of this Agreement. If issues in dispute are submitted to the Independent Accountant for resolution, the Sellers' Representative and the Buyer shall furnish or cause to be furnished to the Independent Accountant, such working papers and other documents and information relating to the disputed issues as the Independent Accountant reasonably may request and are available to that party or its agents and shall be afforded the opportunity to present to the Independent Accountant any material relating to the disputed issues and to discuss the issues with the Independent Accountant. The Independent Accountant shall issue a report resolving the dispute within thirty (30) days, after such dispute is referred, which report will be final and binding upon the parties in the absence of clear and manifest error. This provision for dispute resolution shall, notwithstanding any other provision set forth in this Agreement, be specifically enforceable by Buyer and Sellers' Representatives. Buyer on the one hand and Sellers' Representative on the other shall each pay one-half of the Independent Accountant's fees and expenses.

               (e) The following reconciliations to the Closing Payment concerning the Target Calculations shall be made based on the Adjustment Certificate, and the payments made by the respective party:

          (i) If the Actual Working Capital Shortfall is greater than the Estimated Working Capital Shortfall, the Sellers' Representative shall, within two (2) business days after delivery of the agreed upon or binding Adjustment Certificate, deliver to Buyer that amount in cash. If the Actual Working Capital Shortfall is less than the Estimated Working Capital Shortfall, Buyer shall, within two (2) business days after delivery of the agreed upon or binding Adjustment Certificate, deliver to Sellers' Representative that amount in cash. "Actual Working Capital Shortfall" means the amount by which the sum of Closing Working Capital is less than the Target Working Capital.

          (ii) If the Actual Net Book Value Shortfall is greater than any Estimated Net Book Value Shortfall, the Sellers' Representative shall, within two (2) business days after delivery of the agreed upon or binding Adjustment Certificate, deliver to Buyer that amount in cash. If the Actual Net Book Value Shortfall is less than any Estimated Net Book Value Shortfall, Buyer shall, within two (2) business days after delivery of the agreed upon or binding Adjustment Certificate, deliver to Sellers' Representative that amount in cash. "Actual Net Book Value Shortfall" ---------------------------------- means the amount by which the sum of the Closing Net Book Value and the Actual Working Capital Shortfall is less than the Lower Threshold.

(iii) If Closing Net Book Value is different from the Estimated Net Book Value, then there shall be a resulting adjustment of the Purchase Price which shall be payable to the party that overpaid its portion of the Retention Bonus within 2 business days after delivery of the agreed upon or binding Adjustment Certificate.

Section 2.3.......Sellers' Representative. Sellers hereby irrevocably make, constitute and appoint Robert H. Baker (the "Sellers' Representative") as their true and lawful attorney-in-fact, and representative with full power and authority to take any action of any type whatsoever in connection with the Contemplated Transactions which, in the opinion of the Sellers' Representative, may be of benefit to, in the best interest of or legally required of Sellers. Sellers each acknowledge and agree that (a) the documents executed by the Sellers' Representative may be of benefit to, in the best interest of, or legally required of, Sellers and (b) the documents executed by the Sellers' Representative on behalf of each Seller pursuant to the power of attorney granted hereby shall be in such form and shall contain such terms and conditions as the Sellers' Representative may approve in his sole discretion. Sellers hereby irrevocably grant to the Sellers' Representative full power and authority to do and perform every act and thing whatsoever required, necessary and proper to be done in the exercise of any of the rights and powers hereby granted, as fully and for all intents and purposes as Sellers could do if personally present, with full power of substitution or revocation. Each Seller hereby ratifies and confirms all acts that the Sellers' Representative, or his substitute or substitutes, may do or cause to be done in Seller's name by virtue of this power of attorney and the rights and powers herein granted. Sellers acknowledge and agree that, as between Sellers and Buyer, all actions taken or consented to by the Sellers' Representative hereunder shall be final, irrevocable and binding upon each of the Sellers. In the event of the death or incapacity of Robert H. Baker, Sellers hereby appoint Michael V. Baker as the Sellers' Representative hereunder.

ARTICLE III.......

                           CLOSING, CLOSING DELIVERIES

Section 3.1.......Time; Place. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the San Diego, California office of Luce, Forward, Hamilton & Scripps, LLP, at 10:00 a.m., local time, on the date ten (10) business days after all conditions in Articles VII and VIII have been satisfied or waived, or on such other date as may be mutually agreed to by the Sellers' Representative and Buyer (the "Closing Date"). The transfers and deliveries described in Article III shall be mutually interdependent and shall be regarded as occurring simultaneously and, notwithstanding any other provision of this Agreement, no such transfer or deliveries provided for shall be deemed to have occurred until all of the other transfers and deliveries provided for in Article III shall also have occurred. Such transfers and deliveries shall be deemed to have occurred and the Closing shall be deemed effective as of 12:01 a.m. Pacific Time on the Closing Date.

Section 3.2.......Sellers' and Companies' Closing Deliveries. At the Closing,
Sellers and the Companies shall deliver to Buyer the following:

(a) Stock certificate(s) representing all of the issued and outstanding Shares, together with separate stock transfer powers (in form and substance acceptable to Buyer's counsel) duly executed by each Seller for the transfer of the Shares to Buyer and all applicable stock transfer stamps affixed thereto or other appropriate evidence of payment of any applicable stock transfer tax or similar governmental charges.

(b) A certificate signed by a duly authorized officer of each Company, dated as of the Closing Date, confirming (i) that all agreements and covenants of such Company required to have been performed or complied with have been performed or complied with; and (ii) that all necessary actions, corporate or otherwise, have been taken by such Company to authorize the consummation of the Contemplated Transactions.

(c) Certificates signed by each Seller, dated as of the Closing Date, confirming: (i) the truth and accuracy, giving effect to the exceptions set forth in the Sellers' Disclosure Letter, of all the representations and warranties of each Seller set forth in this Agreement and the Purchase Documents as of the date of this Agreement (giving effect to Sellers' Disclosure Letter, but without giving effect to any Sellers' Supplemental Disclosure Letters) and as of the Closing Date (giving effect to Sellers' Disclosure Letter and any Supplemental Disclosure Letters); (ii) that all agreements and covenants of each Company and each Seller required to be performed or complied with have been performed or complied with; and (iii) that all necessary actions have been taken by each Company and each Seller to authorize the consummation of the Contemplated Transactions.

(d) A certified copy of each Company's Articles of Incorporation, with all amendments thereto, and a good standing or similar certificate for each Company, in each case issued by the Secretary of State of such Company's jurisdiction of organization.

(e) A copy of each Company's Bylaws, with all amendments thereto, certified as being true, complete and accurate as of the Closing Date by such Company's Secretary.

(f) Resolutions or their equivalent evidencing each Company's authority to (i) execute and deliver this Agreement and the Purchase Documents, and (ii) to consummate the Contemplated Transactions, certified by such Company's Secretary as being in full force and effect.

(g) An incumbency certificate signed by each Company's Secretary certifying the accuracy of the specimen signature of each authorized representative of such Company executing this Agreement and the Purchase Documents.

(h) The executed written resignation, in form reasonably satisfactory to Buyer, of each director and officer of each of the Companies set forth in Schedule 4.6 of the Sellers' Disclosure Letter to become effective on the Closing Date.

(i) The Employment Agreements referenced in Section 7.6 signed by each employee contemplated in that section.

(j) The Noncompetition Agreements referenced in Section 7.7 signed by each
Seller.

(k) The tax certificates set forth in Section 7.13.

(l) The Escrow Agreement signed by each Seller.

(m) The Shareholder Agreement in the form attached as Exhibit C to this Agreement.

(n) The written legal opinion of Sellers' counsel, addressed to Buyer and its institutional lender dated as of the Closing Date in substantially the form attached as Exhibit D.

(o) The new leases with respect to the Leased Real Property to be entered into between Buyer and Sellers' Affiliates contemplated in Section 7.9 signed by the respective landlords thereto, and the assignment of leases or subleases signed by Sellers' Affiliates (along with the consent of the landlords, in form and substance acceptable to Buyer, to such assignment or sublease) contemplated in that same section.

(p) Any Sellers' Supplemental Disclosure Letters.

(q) Such other documents or instruments as Buyer or its counsel shall reasonably request for their effort in the consummation of the Contemplated Transactions.

Section 3.3.......Buyer's Closing Deliveries. At the Closing, Buyer shall deliver or cause to be delivered to Sellers the following:

(a) The Closing Payment payable in accordance with the terms of Section 1.2.

(b) The Stock Consideration.

(c) A certificate signed by a duly authorized officer of Buyer, dated as of the Closing Date, confirming: (i) the truth and accuracy, giving effect to the exceptions set forth in Buyer's Disclosure Letter of all the representations and warranties of Buyer set forth in this Agreement and the Purchase Documents as of the date of this Agreement (giving effect to Buyer's Disclosure Letter, but without giving effect to any Buyer's Supplemental Disclosure Letter) and as of the Closing Date (giving effect to Buyer's Disclosure Letter and any Buyer's Supplemental Disclosure Letter); (ii) that all agreements and covenants of Buyer and Acquirer required to have been performed or complied with have been performed or complied with; and (iii) that all necessary corporate actions or other actions have been taken by Buyer, as applicable, to authorize the consummation of the Contemplated Transactions.

(d) A good standing or similar certificate for Buyer issued by the Buyer's jurisdiction of organization.

(e) The Employment Agreements referenced in Section 7.6 signed by Buyer or its Affiliate (as the case may
                                                     -----------
be).

(f) The Noncompetition Agreements referenced in Section 7.7 signed by Buyer.

(g) The Escrow Agreement signed by Buyer.

(h) The written legal opinion of Buyer's counsel, addressed to Sellers, dated as of the Closing Date and of a form and content reasonably acceptable to Sellers' Representative and Sellers' counsel.

(i) Such other documents or instruments as Sellers' Representative or his counsel shall reasonably request for their effort in the consummation of the Contemplated Transactions.

(j) Any Buyer's Supplemental Disclosure Letters.

ARTICLE IV........
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         As a material inducement to Buyer's execution and delivery of this Agreement and the consummation of the Contemplated Transactions, Sellers, jointly and severally, (subject to the provisions of Section 9.6) make the following representations and warranties to Buyer:

Section 4.1.......Organization and Good Standing. Each Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has full power and authority to own its properties and to carry on its business as presently conducted. Each Company is duly qualified to do business and is in good standing in all other jurisdictions where the conduct of its business so requires, except where the failure to be so qualified would not have a Material Adverse Effect. Each Company has complied with all requirements of any statute governing the use and registration of fictitious names in the jurisdiction in which it operates and has the legal right to use the name or names under which it operates. Schedule 4.1 of the Sellers' Disclosure Letter sets forth a complete list of all jurisdictions in which each Company is qualified to do business as a foreign corporation.

Section 4.2.......Authority. Each Seller that is not a natural person is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full power and authority to carry out its obligations under this Agreement and the Purchase Documents. Each Seller that is a natural person has full capacity to execute and deliver this Agreement and the Purchase Documents to which such Seller is a party, to perform his or her obligations hereunder and thereunder and to consummate the Contemplated Transactions. The execution and delivery of this Agreement and the Purchase Documents by each Company, and each Seller that is not a natural person, and the consummation of the Contemplated Transactions have been duly authorized and approved by all necessary corporate or other actions. This Agreement and the Purchase Documents have been duly executed and delivered by each Seller and each Company and are a legal, valid and binding obligation of each Seller and each Company, enforceable against each of them in accordance with their terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors, or (b) by general equitable principles.

Section 4.3.......No Conflict. Except as set forth in Schedule 4.3 of the
Sellers' Disclosure Letter, the execution, delivery and performance of this Agreement by each Company and Sellers and the consummation of the Contemplated Transactions do not and will not: (a) conflict with, violate or result in the breach of any of the terms or conditions of, or constitute a default under (i) any Company's Articles of Incorporation or Bylaws (as each are amended to date) or any material contract, agreement, commitment, indenture, mortgage, pledge, note, bond, license, permit or other instrument or obligation to which a Company or any Seller is a party or by which a Company or any Seller or any of their respective assets, the Shares, or properties are bound or affected, or (ii) any Applicable Law to which a Company or any Seller or any of their respective assets, Shares or properties are bound or subject, (b) result in the creation or imposition of any lien, security interest, charge, encumbrance, restriction or right, including rights of termination or cancellation, in or with respect to any Company, any Seller, or any of their respective assets, Shares or properties, (c) have a Material Adverse Effect, or (d) constitute an event that, after notice or lapse of time or both, could result in any of the foregoing.

Section 4.4.......Ownership of Capital Stock.

         Schedule 4.4 of the Sellers' Disclosure Letter sets forth the authorized capital structure of each Company, including the type of shares authorized, the par value per share, the number of each type of shares that are issued and outstanding, and the number of such issued and outstanding shares held by each Seller and any other Person (of record or beneficially). The Shares constitute all of the outstanding stock, stock rights or other equity or other ownership interest of the Companies. All of the issued and outstanding shares were duly issued, fully paid and non-assessable, and all are owned beneficially and of record by the Sellers as set forth on Schedule 4.4 of the Sellers' Disclosure Letter. Sellers are, and will be on the Closing Date, the sole owners (of record or beneficially) of all of the issued and outstanding Shares, free and clear of all Taxes, Liens, encumbrances, claims or rights of other parties. There are no options, warrants, purchase rights or other instruments or agreements giving any Person the right to acquire any shares of the capital stock of any Company nor are there any commitments to issue or execute any such options, warrants, purchase rights, instruments or agreements. There are no agreements, understandings or other arrangements with respect to the capital stock of any Company that would affect Buyer's dividend, liquidation, voting or transfer rights with respect to any of the Companies after the Closing Date. No transfer of record ownership of, or beneficial interest in, any of the Shares will be made between the date of this Agreement and the Closing Date without the prior written consent of Buyer and the transferee's agreement to join into and become bound by this Agreement. None of the Shares were issued in violation of any applicable federal or state securities laws or any other Applicable Laws. Except as set forth on Schedule 4.4 of the Sellers' Disclosure Letter, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any shares of capital stock of any of the Companies.

Section 4.5.......Subsidiaries; Discontinued Operations. Other than shares of another Company, no Company directly or indirectly owns, nor has it owned, any shares of capital stock or other securities of, or held any interest in, any other Person. Schedule 4.5 of the Sellers' Disclosure Letter accurately describes any businesses (a) that have been dissolved, discontinued, sold, transferred or otherwise disposed of by any Company in the five (5) years immediately preceding the date of this Agreement, or (b) were businesses of any Company or any predecessor thereto, or in respect of which, such Company may have any continuing liability or obligation that may result in a Material Adverse Effect.

Section 4.6.......Officers and Directors; Corporate Records.
                  -----------------------------------------

         Schedule 4.6 of the Sellers' Disclosure Letter is a true, correct and complete list of all directors and executive officers of each Company. The minute books and stock records of each Company are complete and accurate in all material respects and all signatures included therein are the signatures of the persons whose signatures are required. True, correct and complete copies of the Articles of Incorporation and Bylaws of each Company, including all amendments thereto, and the minute books and stock books of the Company have been delivered to Buyer.

Section 4.7.......Bank Accounts.

         Schedule 4.7 of the Sellers' Disclosure Letter contains an accurate and complete list of all bank accounts, other accounts, certificates of deposit, marketable securities, other investments, safe deposit boxes, lock boxes and safes of each Company, and the names of all officers, employees or other individuals who have access thereto or are authorized to make withdrawals therefrom or dispositions thereof.

Section 4.8.......Financials; Undisclosed Liabilities.
                  -----------------------------------
(a) Sellers have provided and, with respect to clause (iii), will provide Buyer copies of (i) audited balance sheets and statements of income, cash flow and changes in shareholders' equity of each Company for the fiscal years ended 1999 and 2000, accompanied by the audit opinion of Moss Adams LLP, and the unaudited balance sheet and statements of income, cash flow and changes in shareholders' equity of each Company for the calendar year ended 2001 (such balance sheets and statements of income for the calendar year ended 2001, the "Year-End Balance Sheets" and the "Year-End Income Statements," respectively), (ii) the unaudited balance sheet and statement of income of each of the Companies for the five-month period ended May 31, 2002, and (iii) the unaudited balance sheet and statement of income of each of the Companies for each of the months ended after December 31, 2001, up until the month immediately prior to the month in which the Closing occurs (for those months ending after the date of this Agreement, Sellers shall deliver to Buyer the financial statements for each of these months no later than the seventh (7th) day after the end of such month), in the same form as delivered to the Manufacturers. The Year-End Balance Sheets and the Year-End Income Statements are attached as Schedule 4.8(a) of the Sellers' Disclosure Letter.

(b) The financial statements referred to in Section 4.8(a) (collectively, the "Financial Statements") are and, with respect to financial statements to be provided pursuant to Section 4.8(a), will be true and complete with respect to each item therein, and, other than the Financial Statements referred to in
Section 4.8(a)(iii), have been and will be prepared in accordance with GAAP applied on a consistent basis from period to period, except as indicated in the notes thereto or as set forth on Schedule 4.8(b) of the Sellers' Disclosure Letter and except that the unaudited financial statements are subject to normal year-end audit adjustments and do not contain footnotes. The Financial Statements fairly present the financial condition of the Company at the respective dates thereof and the results of operations and cash flows for the periods then ended. Except as set forth in the Financial Statements, the notes thereto or as otherwise set forth in the Sellers' Disclosure Letter, there are no special or nonrecurring items of income or expense during the periods covered by the Financial Statements, and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets.

(c) No Company has any liabilities or obligations of any nature, whether known, unknown, absolute, accrued, contingent or otherwise and whether due or to become due (including, without limitation, liabilities relating to Taxes, proceedings before any Governmental Authority, Environmental Laws or product liability claims), except (i) as set forth on Schedule 4.8(c) of the Sellers' Disclosure Letter, (ii) as and to the extent disclosed on, or reserved against on the face of the Financial Statements as of May 31, 2002 and (iii) liabilities and obligations that (1) were incurred after May 31, 2002, in the ordinary course of business consistent with past practice, and (2) are not prohibited by this Agreement. Notwithstanding the foregoing, the parties acknowledge that Buyer will not have a claim for indemnification under this Section 4.8(c) if there is discovered a liability or obligation that otherwise would be a breach of this subsection and that liability or obligation relates to a matter set forth in
Section 4.12 (Legal Matters), 4.13 (Employees), 4.15(b), (d), and (f) (Real Property), 4.17(a) (Environmental Matters) or 4.20(a) and (i) (Tax Matters) for which such representation or warranty contained in that section is qualified by Sellers' knowledge and the discovered liability or obligation does not constitute a breach of that other section's representation or warranty as a result of that knowledge qualifier.

(d) To Seller's knowledge, (i) the Working Capital as of the date hereof and as of the Closing Date satisfies manufacturer working capital requirements and is consistent with the working capital levels that generated the EBITDA for the Companies for the twelve-month period ended May 31, 2002, and (ii) the Target Net Book Value is consistent with net tangible book value levels that generated the EBITDA for the twelve-month period ended May 31, 2002. Further, the Working Capital is comprised of adequate cash to meet the manufacturer working capital requirements and to satisfy in full the LIFO Recapture Liabilities.

Section 4.9.......Accounts Receivable. Sellers have delivered or caused to be delivered to Buyer a complete and accurate aging of all accounts receivable of each Company as of the end of each monthly period after the date of the Year-End Balance Sheet for 2001. Except as set forth on Schedule 4.9 of the Sellers' Disclosure Letter and except for reserves and allowances for doubtful accounts, no account receivable of the Company reflected on the Year-End Balance Sheet as of December 31, 2001, and no account receivable arising after December 31, 2001, and reflected as unpaid on the books of the Company as of the Closing Date is uncollectable or subject to a counterclaim or offset, except to the extent reserved against thereon. Except for reserves and allowances for doubtful accounts, all accounts receivable reflected on the Financial Statements as of May 31, 2002 delivered to Buyer or on the books of a Company since the date of such Financial Statements have been generated in the ordinary course of business and reflect a bona fide obligation for the payment of goods and services provided by such Company.

Section 4.10......Permits and Licenses. Each Company holds all the franchises, licenses, permits, consents, approvals, waivers and other authorizations (collectively, the "Permits") which are necessary for the operation of such Company's Dealership(s) and Business, including without limitation, all Permits issued by the respective Manufacturer(s) or any Governmental Authority, except where the failure to hold such Permits would not have a Material Adverse Effect.
Schedule 4.10 of the Sellers' Disclosure Letter sets forth a complete list of all Permits held by each Company. The Companies are not in default, nor has any Company or any Seller received any notice of any claim of default with respect to any of the Permits, or any notice of any other claim or proceeding, or threatened proceeding, relating to any of the Permits. All of the Permits are in full force and effect. Except as set forth on Section 4.10 of the Sellers' Disclosure Letter, the Contemplated Transactions will not result in the cancellation or termination of any of the Permits, and no consent from, or notice to, any Governmental Authority (other than in connection with the HSR filing) is required to transfer the benefit of any of the Permits to Buyer.

Section 4.11......Notices from the Manufacturers. Except as set forth in
Schedule 4.11 of the Sellers' Disclosure Letter, no Company or any Seller has received notice (oral or written), nor has any Seller received information, from a Manufacturer that (a) the Manufacturer wishes to move or close a Dealership or otherwise change or terminate its relationship with a Company, (b) the Manufacturer has taken action or intends to take action with respect to the award of a new franchise in a competing location, (c) the Manufacturer has protested, or intends to protest, any action by a Company, (d) the Manufacturer has designated, or intends to designate, a Dealership as having any "delete point status" or similar status, (e) there are any deficiencies in dealership operations including (i) brand imaging, (ii) facility conditions, (iii) sales efficiency, (iv) customer satisfaction, (v) warranty work and reimbursement, or
(vi) sales incentives, (f) there is a present or future need for facility improvements, upgrades or other modifications in connection with any Dealership or the Leased Real Property, or (g) there is a shortfall or deficiency in the working capital of any Dealership.

Section 4.12......Legal Matters. Except as set forth in Schedule 4.12 of the
Sellers' Disclosure Letter, there is not, and has not been during the last five
(5) years, any litigation or other proceeding or governmental investigation pending, or to Sellers' knowledge, threatened against or affecting a Company, a Dealership or the Business. None of the matters listed on Schedule 4.12 would have, or have had, if resolved adversely to any Company, any Dealership or the Business, a Material Adverse Effect. Except as set forth on Schedule 4.12 of the Sellers' Disclosure Letter, there are no lawsuits or claims by a Company presently pending, or which a Company intends to initiate against any Person. There are no judgments, orders, decrees or awards before any court, department, commission, board, instrumentality or arbitrator which affects any Company, any Dealership or the Business.

Section 4.13......Employees. Schedule 4.13 of the Sellers' Disclosure Letter
contains a list of all of each Company's employees (individually an "Employee", collectively the "Employees") and their compensation as of the date hereof, and identifies those Employees who have employment contracts with such Company. No Employee is a member of or represented by any labor union or other collective bargaining representative in connection with his or her employment. During the five (5) years preceding the date of this representation, no Company has received any petition for, or written notice of any action being taken with respect to, any collective bargaining representation, solicitation or organization of any Employee or, except as set forth on Schedule 4.13 of the Sellers' Disclosure Letter, any unfair labor practice, discrimination, sexual harassment or occupational and health safety standards charge, grievance, arbitration, claim, proceeding or jurisdictional dispute before any Governmental Authority (including, without limitation, the National Labor Relations Board or an equal employment opportunity council); nor are there any other labor disputes, strikes, work stoppages or slowdowns, organizing efforts or other similar labor activities pending or, to the Sellers' knowledge, threatened, with respect to a Company or any Employee in connection with his or her employment by a Company. The Companies have complied with all requirements of Applicable Law relating to their Employees, except where the failure to so comply would not have a Material Adverse Effect, and have paid all wages, salary and bonuses due to Employees through the end of the most recent pay period on or before the date of this Agreement and will have paid all such wages, salary and bonuses through the Closing Date. No Company has received any notice regarding a current claim against it for (i) overtime pay, wages, salary or bonus, excluding current payroll periods or (ii) vacation time, excluding time earned in current payroll periods. To the Sellers' knowledge, no executive or key Employee or group of Employees has any plans to terminate his, her or their employment with or by any Company as a result of the Contemplated Transactions. Except for the Retention Bonus and other payments described herein, no Employee will be entitled to any severance or other payment in connection with the execution and delivery of this Agreement or the consummation of the Contemplated Transactions.

Section 4.14......Employee Benefit Plans.

(a) Except as set forth on Schedule 4.14(a) of the Sellers' Disclosure Letter, no present or former employee of any Company shall be entitled to any retirement pay or retirement benefits of any kind. Except as set forth on Schedule 4.14(a) of the Sellers' Disclosure Letter, no Company maintains, sponsors, contributes to or has any liability under any agreement, plan, practice or program, whether written or oral, providing for bonus payments, child or dependent care benefits, death benefits, accidental death and dismemberment benefits, deferred compensation benefits, disability or other wage continuation benefits, educational assistance or tuition benefits, health benefits, paid holiday benefits, incentive compensation payments, leave of absence rights, medical expense payment or reimbursement benefits, retiree medical benefits, retiree life insurance benefits, profit sharing, pension or other retirement benefits, stock option, stock appreciation rights or stock purchase benefits, severance or termination pay or benefits (including post-employment consulting arrangements) or vacation. Items of the nature described in the prior sentence, whether involving a Company or any entity which would be considered a single employer with such Company under Paragraph 4001(b)(1) of ERISA, or Paragraph 414(b), (c) or (m) of the Code (an "ERISA Affiliate"), are individually referred to as an "Employee Benefit Plan" and collectively referred to as "Employee Benefit Plans." Schedule 4.14(a) of the Sellers' Disclosure Letter includes, but is not limited to, each plan involving employees of a Company and maintained or contributed to by a Company or an ERISA Affiliate which is an "Employee Benefit Plan" as such term is defined in Paragraph 3(3) of ERISA. Sellers have delivered to Buyer a true and complete copy of each Employee Benefit Plan (or in the case of any unwritten Employee Benefit Plans, complete descriptions thereof) covering employees of each Company or an ERISA Affiliate, including all texts, amendments and other agreements (whether formal or informal) adopted in connection therewith. Sellers have provided Buyer true and complete copies of (1) IRS Form 5500 (including all schedules and opinions of independent auditors) for each Employee Benefit Plan (if any such filing was required by law) filed for each of the most recent four plan years, (2) the most recent summary plan description (or similar document) for each Employee Benefit Plan for which a summary plan description is required by law or was otherwise provided to plan participants or beneficiaries, (3) each trust agreement, insurance or annuity contract or other funding agreement relating to any Employee Benefit Plan, and (4) all reports and compliance testing results submitted within the four year period preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Employee Benefit Plan. Each Employee Benefit Plan which is intended to be qualified and exempt from federal income taxation under the provisions of Sections 401(a) and 501(a) of the Code has been determined to be so by the Internal Revenue Service, and there has been no act or omission, and no circumstances exist, which would cause any such Employee Benefit Plan to fail to be qualified or cause such Employee Benefit Plan to lose its exempt status. Copies of the most current favorable determination letters for each such Employee Benefit Plan have been delivered to Buyer, and such letters take into account all changes in qualification requirements made by "GUST" as defined in Revenue Procedure 2000-27.

(b) No employee or former employee of any Company or an ERISA Affiliate, and no beneficiary thereof, participates in or has any rights to benefits, with respect to employment with any Company under any agreement, plan, practice or program not listed on Schedule 4.14(b) of the Sellers' Disclosure Letter. No person who is not a current or former employee (or a beneficiary or eligible dependent thereof) of a Company participates in or is entitled to any benefits under any plan listed on Schedule 4.14(b) of the Sellers' Disclosure Letter.

(c) No actions, suits, claims or investigations (other than routine claims for benefits) with respect to the Employee Benefit Plans are pending or threatened and no facts exist that would give rise to or result in any liability in the event of any such action, suit, claim or investigation. Each Employee Benefit Plan has been administered in accordance with its terms. The Companies and their ERISA Affiliates with respect to the Employee Benefit Plans are, and each of the Employee Benefit Plans is, in full compliance with all Applicable Laws, including ERISA and the Code. With respect to each of the Employee Benefit Plans, (1) there have been no transactions prohibited by Section 406 of ERISA and no "prohibited transaction" under Section 4975 of the Code; (2) there has been no breach of fiduciary duties under Section 404 of ERISA; (3) there has been no "reportable event" as defined in Section 4043 of ERISA and in regulations issued thereunder; (4) no Company and no ERISA Affiliate has any liability to the IRS; and (5) all required reports and information (including Form 5500, summary annual reports and summary plan descriptions) have been timely filed with the appropriate government agencies, and all notices and disclosures to participants and beneficiaries required by ERISA or the Code have been timely provided and were true, complete and correct in all respects. Each of the Companies has retained the right to unilaterally amend or terminate each Employee Benefit Plan upon not less than thirty days' notice to the fullest extent permissible by law, and any such plan, except the plan referred to in
Section 6.3(c), can be terminated within thirty days without payment of any additional contribution or amount and without vesting or acceleration of any benefits promised by such Employee Benefit Plan. Subject to Section 6.3(c), no Company maintains any Employee Benefit Plan under which any benefit would become accelerated or vested because of the consummation of the Contemplated Transactions.

(d) No Employee Benefit Plan provides post-employment medical, health or life insurance benefits for present or future retirees or present or future terminated employees, or their spouses or dependents except for continuation coverage, which is paid entirely by the individual electing such coverage and which is provided pursuant to the requirements of Section 4980B of the Code and Sections 601-608 of ERISA or a similar state law, or continued coverage under an insurance policy for a period not to exceed 60 days following termination of employment.

(e) No Company now maintains or makes contributions to, or has ever been required to contribute to, or has, at any time in the past, maintained or made contributions to any multiemployer plan, as defined in Section 3(37) of ERISA or any defined benefit plan as defined in Section 3(35) of ERISA, nor incurred any actual or potential liability for any termination of, or complete or partial withdrawal from such plans. No Employee Benefit Plan is unfunded or funded through a "welfare benefit fund" as defined in Section 429(e) of the Code.

(f) Schedule 4.14(f) of the Sellers' Disclosure Letter contains a list of all outstanding workers' compensation claims by each of the Company's employees. Except as set forth on Schedule 4.14(f) of the Sellers' Disclosure Letter, no Company's workers' compensation insurance policy imposes retrospective or retroactive premium adjustments and no Company has received notice of an increase in workers' compensation premiums.

Section 4.15......Real Property.

(a) Set forth on Schedule 4.15(a) of the Sellers' Disclosure Letter is a list of all real property leased (the "Leased Real Property") by each Company or a Seller, for use in connection with the Business. No Company owns any real property except as set forth on Schedule 4.15(a) (the "Owned Real Property"). Each Company has good and valid title to its Owned Real Property free and clear of all liens and encumbrances not otherwise identified on Schedule 4.15(a).

(b) All leases relating to Leased Real Property are valid and in full force and effect, and there does not exist any default by any Company under any such leases. Except as set forth on Schedule 4.15(g) of Sellers' Disclosure Letter, no default or right of acceleration will be created by Sellers' transfer of the Shares to Buyer. Each Company has a good and valid leasehold interest to the Leased Real Property used in connection with such Company's Business, free and clear of all Liens, and enjoys peaceful and undisturbed possession of such premises under such leases. Each respective landlord of a Leased Real Property that is the subject of an Affiliate Lease is the fee simple owner of that Leased Real Property, and has full right and authority to lease the Leased Real Property to the Company that is the party to the underlying lease. To Sellers' knowledge, each respective landlord of a Leased Real Property that is not the subject of an Affiliate Lease, is the fee simple owner of that Leased Real Property, and has full right and authority to lease the Leased Real Property to the Company that is the party to the underlying lease. Sellers have delivered to Buyer a true, correct and complete copy of each lease for Leased Real Property as set forth on Schedule 4.15(b), and such leases constitute all agreements or commitments of the Companies relating to the lease, use or occupancy of the Leased Real Property by the Companies.

(c) The Owned Real Property and the Leased Real Property constitute all of the leasehold interests in real property used or held for use in connection with, necessary for the conduct of, or otherwise material to the Business, any Company or any Dealership. There is no defective condition, structural or otherwise, with respect to the Owned Real Property and the Leased Real Property. All improvements, buildings and systems on the Owned Real Property and the Leased Real Property, including without limitation, the heating, ventilating and air conditioning equipment and systems, plumbing system, sprinkler system, electrical system, fire suppression and alarm systems, the roof and roof membrane, and other fixtures, equipment and systems located upon the Owned Real Property and the Leased Real Property (collectively, the "Systems") are in good repair, working order and operating condition given their age (ordinary wear and tear excepted). The Owned Real Property and the Leased Real Property (including all improvements, buildings, parking lots and Systems located thereon) and the Companies use of the Owned Real Property and the Leased Real Property are in compliance with all Applicable Laws, and no Company or Seller has received notice of non-compliance with respect to such Applicable Laws from any Person. All water, sewer, gas, electric, telephone, drainage and other utility equipment, facilities and services required by Applicable Law for the operation of the Business and located on the Owned Real Property and the Leased Rental Property are or have been installed and connected in accordance with Applicable Law and any Governmental Authority approvals, and no Company has received notice of the termination or impairment of any such services. The Systems are, or have been, installed and connected in accordance with Applicable Law and are in compliance with all Applicable Laws. The representations and warranties set forth in this Section 4.15(c) shall be qualified by, and be subject to, the reports described in Section 6.16.

(d) To Sellers' knowledge, each Company has all easements, rights-of-way, permits and similar authorizations for the use of the Owned Real Property and the Leased Real Property occupied by such Company in the operation of the Business as heretofore conducted (the "Easements"). To Sellers' knowledge, no Company nor any other party thereto is in default of any provision of any Easement or any covenant, restriction or other agreement encumbering any Owned Real Property or Leased Real Property, and no event that, with the giving of notice, the passage of time or both would become a default, has occurred under any Easement or any covenant, restriction or other agreement encumbering such property, where such a default would have a Material Adverse Effect, including without limitation, that prompt and timely payment of all Taxes currently assessed or imposed upon such Owned Real Property or such Leased Real Property. The Leased Real Property that is subject to the Affiliate Leases is not subject to any Tax abatements or deferrals. The buildings and improvements on the Leased Real Property are located within the boundary lines of the described parcels of land and do not encroach on any Easement which may burden the land. The current use of the Owned Real Property and the Leased Real Property does not serve any adjoining property for any purpose inconsistent with a Company's use of the Owned Real Property and the Leased Real Property.

(e) No zoning or similar ordinance, restrictive covenant or other encumbrance or restriction (i) prevents any Companies from conducting any portion of the Business on the Owned Real Property or on the Leased Real Property, (ii) prevents any Company from its use of the Owned Real Property or the Leased Real Property for the conducting of the Business, or (iii) otherwise conflicts or is inconsistent with the terms of Leases with respect to each Owned Real Property and each Leased Real Property. There are no exclusive use agreements affecting any Company's use of any Owned Real Property or any Leased Real Property. No Company has received notice of any condemnation or rezoning hearings or proceedings pending before any governmental agency or body, or contemplated by any Governmental Authority or body, with respect to all or any portion of the Owned Real Property or Leased Real Property, and no Company or Seller has received written notice that any such hearings or proceedings are threatened or contemplated.

(f) There are no contracts to which any Company is a party granting to any party or parties the right of use or occupancy of any portion of the Owned Real Property or Leased Real Property other than customary rights granted to public utilities, none of which materially interfere in the use of such property by the Companies in the conduct of the Business. There are no parties (other than a Company) in physical possession of any of the Owned Real Property or Leased Real Property and there is no encroachment of improvements located on any adjoining property upon the Owned Real Property or the Leased Real Property. The Leased Real Property abuts on and has vehicular access directly or through recorded perpetual easements to a public road and there is no pending or to Seller's knowledge threatened termination of such access.

(g) The Leased Real Property listed on Schedule 4.15(g) is substantially unimproved real property upon which no material Dealership operations (other than the storage of vehicles) are conducted.

Section 4.16......Personal Property.

(a) Set forth on Schedule 4.16 of the Sellers' Disclosure Letter is a list of all personal property (i) owned by each Company or a Seller and having an historical cost in excess of $600.00 and used in connection with the Business (the "Owned Personal Property"), or (ii) leased by a Company or a Seller and having annual lease payments in excess of $1,000 (the "Leased Personal Property"), for use in connection with the Business. Each Company has good and valid title to all Owned Personal Property used by such Company in connection with its Business, free and clear of all Liens.

(b) All leases relating to Leased Personal Property are valid and in full force and effect, and there does not exist any payment or other default by any Company under any such leases. No default or right of acceleration will be created by the Contemplated Transactions. Each Company has good and valid leasehold interest to the Leased Personal Property free and clear of all Liens, and enjoys peaceful and undisturbed possession and use of such personal property under such leases. Sellers have delivered to Buyer a true, correct and complete copy of each lease for personal property to which any Company is a party.

(c) The Owned Personal Property and Leased Personal Property constitute all of the fee and leasehold interests in personal property used or held for use in connection with, necessary for the conduct of, or otherwise material to any Company, any Dealership or the Business. All Owned Personal Property and Leased Personal Property are in good repair, working order and operating condition, and are suitable for the purposes for which they are being used.

Section 4.17......Environmental Matters. Except as set forth on Schedule 4.17 of the Sellers' Disclosure Letter and the Phase I Environmental Assessments conducted by Buyer between the date of the Agreement and the Closing:

(a) The Companies and, to the knowledge of each Seller, all predecessors of each Company, have complied with and are currently in compliance with all Environmental Laws (including all permits and authorizations required under Environmental Laws) pertaining to any of the properties and assets of any Company, including, without limitation, any Leased Real Property, or to any property presently or previously used in connection with the Business or any Dealership. No violation of any Environmental Law is being alleged or threatened or has, to the knowledge of Sellers, at any time been alleged or threatened relating to any of the properties and assets of any Company, the Leased Real Property, and to the use or ownership thereof, or to any property presently or previously used in connection with any Dealership or the Business.

(b) The Companies and Sellers have disclosed and made available to Buyer all information, including, without limitation, true, correct and complete copies of all studies, analyses and test results in their possession, custody or control or otherwise known to any Company or any Seller relating to (i) the environmental conditions on, under or about any Leased Real Property, and (ii) any Hazardous Materials used, handled, treated, generated, stored, disposed of or transported away from any Dealership or Released by any Company or any other Person (including, without limitation, third parties) on, under, about or from any of the Leased Real Property or otherwise, in connection with any Dealership or the Business. A list of all studies, analyses and test results provided to Buyer hereunder is also set forth on Schedule 4.17 of the Sellers' Disclosure Letter.

(c) No Company nor any property presently or previously used in connection with any Dealership or the Business is subject to, and the Companies and Sellers have not taken any action that will result in, any Lien, liability or obligation arising out of (i) environmental conditions on, under, or about the properties and assets of any Company, its assets or any real property owned or leased at the present time or in the past, including, without limitation, the air, soil and ground water conditions at such properties, or (ii) the past or present use, handling, treatment, generation, storage, disposal, Release or threatened Release of any Hazardous Materials, respectively.

(d) Except as set forth on Schedule 4.17(d) of Sellers' Disclosure Letter, no Company nor any Leased Real Property is subject to any outstanding order from, or contractual or other obligation with, any third party in respect of which any Company, any Seller or Buyer may be required to incur costs arising from the Release or threatened Release of Hazardous Materials. No Company nor any Seller has entered into any contractual or indemnification obligation with any third party pursuant to which they assumed responsibility for, either directly or indirectly, the remediation of any condition arising from or relating to the Release or threatened Release of Hazardous Materials.

Section 4.18......Intellectual Property.

(a) Each Company owns or has enforceable, irrevocable, licensing rights to the Intellectual Property and all other confidential business information or technical information used in connection with the Business conducted by it, free and clear of all Liens. Schedule 4.18 of the Sellers' Disclosure Letter lists all patents, trademarks, service marks, trade names and domain names, together with all pending applications therefore used by such Company in connection with the Business. Other than as set forth on Schedule 4.18 of the Sellers' Disclosure Letter, there are no other patents, trademarks, service marks, trade names, doing business or domain names necessary to operate any Dealership. No claim is pending or threatened to the effect that the present use of the Intellectual Property infringes upon or conflicts with the rights of any other Person and there is no basis for any such claim (whether or not pending or threatened).

(b) For purposes of this Section 4.18, "Intellectual Property" means the names, service marks and slogans of "Bob Baker," "BetterWay," "The Bob Baker Auto Group" and "Where It's So Nice To Be Nice" and all other trade names, corporate names, fictitious names and doing-business names and logos used or held by the Company or Sellers in connection with the Business, and all other intangible property rights or claims, including all patents, patent applications and foreign counterparts thereof, all trademarks, trade-names, service marks and service names, and registrations and applications for registration thereof, and foreign counterparts thereof, all copyrights, copyright applications and copyright registrations and foreign counterparts thereof, all inventions, discoveries, trade secrets, improvements, formulae, practices, processes, methods, technology and know-how and similar proprietary rights and related licenses and other agreements that are owned by any Company or any Seller for use in connection with the Business. It also includes all computer software, firmware, programs, source disks, internet domain names, internet domain name registrations, world wide web sites or pages, program documentation, tapes, manuals, forms, guides and other materials with respect thereto used or held for use by any Company or any Sellers in connection with the Business.

Section 4.19......Contracts. Sellers have delivered to Buyer true and complete copies of all Contracts in effect as of the date of this Agreement, other than
(a) outstanding orders for vehicle and parts inventory entered into in the ordinary course of business consistent with past practice, and (b) other contracts or commitments entered into in the ordinary course of business and consistent with past practices (i) having a term of less than 12 months and involving a total expenditure of less than $10,000, or (ii) requiring the performance of services having a cost of less than $10,000. A list of the Contracts is set forth on Schedule 4.19 of the Sellers' Disclosure Letter. Each Company has performed the material obligations required to be performed by it to date and is not in default or alleged in writing to be in default under any of the Contracts, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a default. All of the Contracts are valid, in full force and effect and are enforceable in accordance with their respective terms.

Section 4.20......Taxes.

(a) Each of the Companies is a small business corporation as defined in Section 1361 of the Code and has had in effect for each taxable year beginning January 1, 2002, a valid election to be treated as an "S" corporation for federal income tax purposes under the Code and under the income tax laws of each state in which each such Company does business under which such election is permitted. No Governmental Authority has challenged or, to Sellers' knowledge, threatened to challenge the status of the Company as an "S" corporation.

(b) Schedule 4.20(b) of the Sellers' Disclosure Letter lists (i) all taxing jurisdictions in which each Company has filed Returns (or otherwise been treated for income tax purposes) as a corporation other than an S corporation and (ii) all taxing jurisdictions in which each Company is currently treated as an S corporation and the date from which such treatment has continuously been in effect.

(c) All federal, state, local and foreign income and other Returns required to be filed have been filed for each Company and its Affiliates, and all other required filings in respect of Taxes have been made for each Company and its Affiliates, for all periods as required by applicable law. Each such Return and filing is true and correct, all Taxes shown thereon or otherwise due have been paid, and no Company or any of its Affiliates have or will have any additional liability for Taxes with respect to any return or other filing heretofore filed or which was required by law to be filed, other than as reflected as liabilities on the Closing Balance Sheet. Except as set forth on Schedule 4.20(c), none of the Returns or other filings that include the operations of any Company has ever been audited or investigated by any Governmental Authority, and no facts exist which would constitute grounds for the assessment of any additional Taxes by any Governmental Authority with respect to the taxable years covered in such returns and filings. No Governmental Authority has raised any issue with respect to Taxes that, by application of similar principles, could result in the issuance of a Notice of Deficiency or similar notice of intention to assess Taxes by any Taxing Authority. Except as set forth on Schedule 4.20(c) of the Sellers' Disclosure Letter, no position has been taken on any Return with respect to the Business of any Company for a taxable year for which the statute of limitations for the assessment of any Tax with respect thereto has not expired that is contrary to any pronouncement of any Governmental Authority. All Taxes that the Company is required by law to withhold or collect, including without limitation, sales and use taxes, and amounts required to be withheld for Taxes of employees, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Authorities or are held in separate bank accounts for such purpose. True, correct and complete copies of all income and sales tax Returns and forms filed by or with respect to each Company for the past three years have been furnished to Buyer. No claim has ever been made by a Governmental Authority in any jurisdiction where a Company does not file Returns that it is or may be subject to Taxes in such jurisdiction.

(d) The amount provided on the Closing Balance Sheet for all Taxes is adequate to cover all unpaid liabilities and obligations for all Taxes (including any interest or penalties with respect to such Taxes), whether or not due or disputed, that have accrued with respect to or are applicable to the period ending on and including the Closing Date or to any years and periods prior thereto and for which any Company may be directly or contingently liable in its own right or as a transferee of the assets of, or successor to, any Persons. No Company has incurred any Tax liabilities other than in the ordinary course of business for any taxable year for which the applicable statute of limitations has not expired.

(e) No Company has ever been a "United States real property holding corporation" within the meaning of Section 897 of the Code.

(f) No property of any Company is subject to any liens for Taxes, other than liens for Taxes not yet due and payable.

(g) No Company has made or become obligated to make, and will not as a result of any event connected with the purchase of the capital stock of the Companies or any other Contemplated Transaction become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof) or Section 4999 of the Code, or a payment of any amount that would not be deductible by reason of Section 404 of the Code.

(h) No agreement or other document waiving or extending, or having the effect of waiving or extending, the statute of limitations or the period of assessment or collection of any Taxes with respect to any Company and no power of attorney with respect to any such Taxes, has been filed or entered into with any Governmental Authority. The time for filing any Return with respect to any Company has not been extended to a date later than the date of this Agreement.
Schedule 4.20(h) of the Sellers' Disclosure Letter sets forth in detail all taxable periods of each Company (i) which have been audited by the relevant Governmental Authority or (ii) with respect to which the time period for assessing or collecting Taxes with respect to such taxable period have closed and are not subject to review by any relevant Governmental Authority.

(i) No audit of any Return of any Company is being conducted or, to the Sellers' knowledge threatened, by a Governmental Authority.

(j) Except as set forth on Schedule 4.20(j), no Company (i) is a party to or bound by or has any liability or potential liability under any Tax allocation, sharing, indemnity or similar agreement or arrangement, or (ii) is or has been a member of any group filing any Return or paying any Taxes on a consolidated, combined or unitary basis. Except as set forth on Schedule 4.20(j), no Company is subject to any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal income tax purposes.

(k) The basis of all depreciable or amortizable assets, and the methods used in determining allowable depreciation or amortization (including cost recovery) deductions of each Company, are correct in all material respects (determined separately for each Company) and in compliance with the Code and the regulations thereunder.

(l) None of the assets of any Company constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, and none of the assets reflected on the Closing Balance Sheet is subject to a lease, safe harbor lease or other arrangement as a result of which no Company is treated as the owner for federal income tax purposes.

(m) No Company is a party to or otherwise subject to any arrangement having the effect of or giving rise to the recognition of a deduction or loss in a taxable period ending on or before the Closing Date, and a corresponding recognition of taxable income or gain in a taxable period ending after the Closing Date, or any other arrangement that would have the effect of or give rise to the recognition of taxable income or gain in a taxable period ending after the Closing Date without the receipt or entitlement to a corresponding amount of cash.

(n) No Company is required to include in income any adjustment pursuant to
Section 481(a) of the Code for any period after the Closing Date, by reason of any voluntary or involuntary change in accounting method (nor has any Governmental Authority proposed any such adjustment or change of accounting method).

(o) None of the assets of any of the Companies is subject to a consent pursuant to Section 341(f) of the Code (or any predecessor provision).

Section 4.21......Inventories. The inventories of each Company, whether reflected in the Financial Statements or subsequently acquired are, and will be on the Closing Date, of a quality and quantity useable and saleable in the ordinary course of business, except to the extent expressly reserved against in the Financial Statements and on the Closing Balance Sheet. Each part and accessory included in the inventory of each Company is (a) returnable to the manufacturer of such part or accessory, (b) in returnable condition as determined by the standards of such manufacturer, and (c) listed in a current parts and accessory catalogue of such manufacturer, except to the extent expressly reserved against in the Financial Statements or on the Closing Balance Sheet. The odometer of each of the vehicles included in the inventories of each Company on the Closing Date represents the actual mileage that such vehicle has been driven unless otherwise disclosed on the odometer disclosure statement accompanying such vehicle. The inventory of the Companies includes, and will include on the Closing Date, less than twenty (20) Demos.

Section 4.22......Insurance. Sellers have delivered to Buyer complete and correct copies of all insurance policies maintained (at present or any time during the past three (3) years) by or on behalf of each Company or relating to any Dealership, together with all riders and amendments thereto and a description of all insurance claims in excess of $50,000 made by or for each Company during the three years preceding the date of this Agreement. Set forth on Schedule 4.22 of the Sellers' Disclosure Letter is a list of all the insurance policies in effect as of the date hereof. Such policies are in full force and effect, and all premiums due therein have been paid. Each Company has complied in all material respects with the terms and provisions of such policies applicable to it. Except as set forth on Schedule 4.22 of the Sellers' Disclosure Letter, no insurance policy of any Company imposes retrospective or retroactive premium adjustments and no Company has received notice of termination or an increase in casualty or claim related premiums under any of the policies.

Section 4.23......Compliance with Laws. Each Company is conducting the Business in compliance with all Applicable Laws, except where the failure to do so would not have a Material Adverse Effect. No Company nor any Seller has received any written notice from any Governmental Authority alleging any failure to comply with any Applicable Laws.

Section 4.24......Liens. Except as set forth in Schedule 4.24 of the Sellers'
Disclosure Letter, each Company possesses, or will possess as of the Closing Date, good and marketable title to its assets, free and clear of all Liens.

Section 4.25......Affiliate Transactions; Absence of Certain Business Practices.

(a) Except as disclosed on Schedule 4.25(a) of the Sellers' Disclosure Letter, no Company has purchased, acquired, leased or licensed any property or services from, or sold, transferred, leased or licensed any property or services to, any of its Affiliates, any officer, director, shareholder or employee of a Company or any such Affiliate, any relative of a Seller or any such officer, director, shareholder or employee or any entity in which any of the foregoing has a material direct economic interest.

(b) No Seller, nor any officer, employee or agent of a Seller or a Company, nor any other Person acting on behalf of a Seller, has, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder any Company (or assist any Company or a Seller in connection with any actual proposed transaction relating to any Dealership) (i) which subjected or might reasonably be expected to have or subject any Company or a Seller to any material damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) which if not given in the past, might have had a Material Adverse Effect, (iii) which if not continued in the future would have a Material Adverse Effect or might reasonably be expected to subject any Company or a Seller to suit or penalty in any private or governmental litigation or proceeding, (iv) for any of the purposes described in Section 162(c) of the Code, or (v) for the purpose of establishing or maintaining any concealed fund or concealed bank account.

(c) Set forth on Schedule 4.25(c) of the Sellers' Disclosure Letter is a list and identification of each contract, instrument or arrangement pursuant to which any Company is party to, or any of its property is subject, of a cross-default, cross-collateralization, cross-guarantee, or other obligation relating to non-Company indebtedness (collectively, "Related Party Agreements").

Section 4.26......Absence of Certain Changes. Except as set forth on Schedule
4.26 of the Sellers' Disclosure Letter, since May 31, 2002, the Business has been operated only in the ordinary course, consistent with past practice, and none of the following has occurred since May 31, 2002, except as described on
Schedule 4.26 of the Sellers' Disclosure Letter:

(a) there has not occurred any change in the Business or financial condition of any Company or Dealership that has resulted or is reasonably likely to result in a Material Adverse Effect;

(b) there has not been any change in any accounting policies or practices of any Company or act or omission inconsistent with past practice or outside of the ordinary course of business, which will have the effect of increasing the cash or the trade payables of any Company at the Closing, whether through change in practice with respect to the timing of payment of accounts payable, the timing of collection of accounts receivable, the rate of purchase of inventory or otherwise, or discounts offered for the early payment of outstanding accounts receivable;

(c) except as contemplated under Section 6.6, no Company has declared or paid any dividend or other distribution in cash or in property on or in respect of any shares of its capital stock or any options or warrants to purchase such stock, nor has it repurchased any of the foregoing, except for tax distributions made in the ordinary course of business prior to the Closing;

(d) no Company has sold, assigned, transferred or subjected to any Lien, or committed to sell, assign, transfer or subject to any Lien, any tangible or intangible assets having a current book value in excess of $10,000 individually or in excess of $50,000 in the aggregate, except for sales of inventory in the ordinary course of business;

(e) except in the ordinary course of business, no Company has purchased or leased, or committed to purchase or lease, any asset for more than $10,000 individually or in excess of $50,000 in the aggregate;

(f) except in the ordinary course of business, no Company has purchased, or committed to purchase, any service for more than $50,000 in the aggregate and no Company shall pay for, commit to, or otherwise become responsible for, fees or expenses related to services provided or premiums paid with respect to the Contemplated Transactions;

(g) no Company has canceled any debt owed to it or released any claims possessed by it other than in the ordinary course of business, except for any debts or claims for which adequate reserves have been established in the Year-End Financial Statements or in the Interim Financial Statements;

(h) no Company has suffered any theft, damage, destruction or loss of or any tangible asset or assets having a fair market value in excess of $10,000 individually or $50,000 in the aggregate;

(i) no Company has made, granted, accrued or committed to make, grant or accrue any loan or bonus, or any wage, salary or compensation increase, to Sellers or any director, officer, non-hourly employee or consultant, or any increase in any amounts payable under any employee benefit plan or arrangement not already provided for by its terms, and except for the amendments set forth on Schedule 4.26(i) of the Sellers' Disclosure Letter, no Company has amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

(j) no Company has made, granted, accrued or committed to make, grant or accrue any loan or bonus to any employee, nor has any Company made, granted, accrued or committed to make, grant or accrue any wage, salary or compensation increase to any employee;

(k) no Company has made or committed to make, or has any obligation (whether fixed, accrued or contingent) to make, any loan or contribution to the capital of any Affiliate of any Company or any other Person;

(l) no Company has performed or entered into any transaction with any Affiliates;

(m) no Company has borrowed any money or become contingently liable for any obligation or liability of others, nor has any Company incurred any debt, liability or obligation of any nature to any party except for trade payables arising in the ordinary course of business and consistent with past practices;

(n) no Company has made any Tax election or settled or compromised any federal, state, local or foreign Tax liability, or waived or extended the statute of limitations or period for assessment in respect of any such Taxes; and

(o) no Company has amended or otherwise altered any provisions of its Certificate of Incorporation, Bylaws or governing documents.

Section 4.27......Consents and Approvals. Except as set forth in Schedule 4.27 of the Sellers' Disclosure Letter, and as may be required by the HSR Act and from the Manufacturers, no notice, consents, approvals, licenses, permits or waivers are required from any Person or Government Authority for any Company or any Sellers to execute and deliver this Agreement, the Purchase Documents and to consummate the Contemplated Transactions. Except as set forth on Schedule 4.27 of the Sellers' Disclosure Letter, the consummation of the Contemplated Transactions will not result in an impairment or termination of a Company's rights under any Contracts and does not require the consent of, or notice to, any Person.

Section 4.28......No Other Assets. The assets owned or leased by each Company which after the Closing Date will remain assets of such Company constitute all of the assets, property, rights and privileges which are used by such Company in the operation of its Business, or are required for the operation of its Business as it is presently conducted.

Section 4.29......No Brokers or Finders. No Company nor any Seller has incurred any liability to any broker, finder, or agent for any fees, commissions or similar compensation with respect to the Contemplated Transactions.

Section 4.30......Investment Representations Regarding the Acquirer Shares. Each
Seller (i) understands that the offering and sale of the Acquirer Shares by the Buyer is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof; (ii) is an "accredited investor" (other than the Sellers listed on Schedule 4.30), as such term is defined in Rule 501(a) of Regulation D under the Securities Act; (iii) is acquiring the Acquirer Shares for its own account (or for accounts over which it exercises investment authority), for investment and not with a view to the resale or distribution thereof in violation of any applicable securities law; (iv) understands that the Acquirer Shares will be issued in transactions exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws, and that such securities may not be sold unless the disposition thereof is registered or qualified under the Securities Act and such other Applicable Laws or is exempt from such registration or qualification; and (v) has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Acquirer Shares.

Section 4.31......Non-Accredited Investors. Each Seller listed on Schedule 4.30, either acting alone or with his purchaser representative as defined in Rule 501(h) of Regulation D of the Securities Act, if any (the "Purchaser Representative") (i) has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Acquirer Shares and
(ii) has received from the Acquirer the information described in Rule 502(b)(2)(ii) of Regulation D under the Securities Act.

Section 4.32......Purchaser Representative. Each Purchaser Representative has
satisfied all the conditions described in Rule 501(h) of Regulation D under the Securities Act.

Section 4.33......Disclosure. Neither this Agreement, the Purchase Documents and all Exhibits and Schedules thereto, nor any financial statements, documents or instruments delivered by any Company or any Seller to Buyer in connection with this Agreement, the Purchase Documents and the Contemplated Transactions, contains or will contain any untrue statement of any material fact, or omits or will omit to state any material fact required to be stated in order to make such statement, document or instrument not misleading.

Section 4.34......Survival of Representations, Warranties and Covenants. The
representations, warranties and agreements of each Company and each Seller set forth in this Agreement and the Purchase Documents are made as of the date of this Agreement (giving effect to Sellers' Disclosure Letter, but without giving effect to any Sellers' Supplemental Disclosure Letters) and shall be true, correct, complete and accurate on and as of the Closing Date and at all times between the date of this Agreement and the Closing Date (giving effect to Sellers' Disclosure Letter and any Sellers' Supplemental Disclosure Letters). The representations and warranties of each Seller set forth in this Agreement and the Purchase Documents shall survive the Closing, subject to the limitations specified in Section 9.6.

ARTICLE V.........
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Acquirer and Buyer hereby jointly and severally represent and warrant to Sellers that:

Section 5.1.......Organization and Good Standing. Acquirer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has full power and authority to own its properties and to carry on its business as presently conducted.

Section 5.2.......Due Authorization. The execution and delivery of this
Agreement and the Purchase Documents, and the performance of the Contemplated Transactions have been duly authorized by all necessary corporate actions. This Agreement and the Purchase Documents have been duly executed by Acquirer and are a legal, valid and binding obligation of Acquirer, enforceable against Acquirer in accordance with their terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors, or (b) by general equitable principles.

Section 5.3.......Acquirer Shares. The Acquirer Shares, when issued to Sellers pursuant to this Agreement, will be duly authorized, validly issued, and fully paid and non-assessable.

Section 5.4.......Acquirer SEC Reports; Private Placement Memorandum.
                  --------------------------------------------------

(a) As of the respective dates the SEC Reports were filed or, if any such SEC Reports were amended, as of the date such amendment was filed, each of the SEC Reports (i) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of (1) the audited consolidated financial statements of Acquirer (including any related notes and schedules) included (or incorporated by reference) in the SEC Reports and (2) the unaudited consolidated interim financial statements for Acquirer (including any related notes and schedules) included (or incorporated by reference) in the SEC Reports, fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Acquirer and its subsidiaries as of the dates thereof and the consolidated results of their operations and changes in their financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). No event has occurred since the most recently filed SEC Report that could reasonably be expected to have a material adverse effect on Acquirer and its Affiliates taken as a whole.

(b) Except that the description of the transactions set forth in the private placement memorandum attached as Exhibit J, as modified (if at all) by the supplemental information statement to that memorandum that will be provided to Sellers prior to Closing as Schedule 5.4(b) of Buyer's Supplemental Disclosure Letter has been provided in summary format for convenience purposes, and is qualified in its entirety by the terms of this Agreement and the Purchase Documents, as of the respective date of that private placement memorandum, and as of the Closing Date for the supplemental information statement to that memorandum, (i) that memorandum and the supplemental information statement (if any) has been prepared in compliance in all material aspects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) the information provided in the private placement memorandum and the supplemental information statement (if any) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 5.5.......Notices From Governmental Authorities. Since March 13, 2002,
Acquirer has not received written notice from the SEC or any other Governmental Authority that any of its accounting policies or practices are or may be the subject of any review, inquiry, investigation or challenge by the SEC or other Governmental Authority other than comments received from the staff of the SEC in connection with the initial public offering of Acquirer's Common Stock. Acquirer's independent public accounting firm has not informed Acquirer that it has any material questions, challenges or disagreements regarding or pertaining to Acquirer's or any of its subsidiaries' accounting policies or practices. Set forth on Schedule 5.5 of Buyer's Disclosure Letter is a list of all off-balance sheet special purpose entities and financing arrangements of Acquirer and its subsidiaries.

Section 5.6.......Consents and Approvals. Schedule 5.6 of Buyer's Disclosure
Letter sets forth a complete and accurate list of all third party notices, consents or approvals required from any Person or Governmental Authority prior to the Closing for Buyer to consummate the transactions contemplated by this Agreement, including, but not limited to, manufacturers, Buyer's lenders and Governmental Authorities.

Section 5.7.......Survival of Representations and Warranties. The
representations, warranties and agreements of Buyer set forth in this Agreement and the Purchase Documents are made as of the date of this Agreement (giving effect to Buyer's Disclosure Letter, but without giving effect to any Buyer's Supplemental Disclosure Letters), and shall be true, correct, complete and accurate on and as of the Closing Date and at all times between the date of this Agreement and the Closing Date (giving effect to Buyer's Disclosure Letter and any Buyer's Supplemental Disclosure Letters). The representations and warranties of Buyer set forth in this Agreement and the Purchase Documents shall survive the Closing, subject to the limitations specified in Section 9.7.

Section 5.8.......Disclosure. Neither this Agreement, the Purchase Documents and all Exhibits and Schedules thereto, nor any financial statements, documents or instruments delivered by Acquirer or any Affiliate to any Seller in connection with this Agreement, the Purchase Documents and the Contemplated Transactions, contains or will contain, any untrue statement of any material fact, or omits or will omit to state any material fact required to be stated in order to make such statement, document or instrument not misleading.

ARTICLE VI........
                                FURTHER COVENANTS

         Buyer, each Company and each Seller mutually covenants and agrees as follows:

Section 6.1.......Information Prior to Closing. Subject to the provisions of
Section 6.5, from the date of this Agreement to the Closing Date, the Companies will provide Buyer and its accountants, employees, partners, attorneys, prospective lenders, investors and other authorized representatives (collectively, the "Representatives") access to, and permit such Persons to review, their properties, books, contracts, accounts and records (including Returns), and shall provide such other information to Buyer and its Representatives as shall have been reasonably requested by them, in order that Buyer may have the opportunity to make such investigation as it shall desire to make of the affairs of each Company and each Dealership. The Companies shall also make their management available to Buyer and its Representatives for discussions. The Companies shall provide Buyer with copies of all monthly financial statements and other periodic reports provided to the Manufacturers at the same time that such statements and reports are provided to such Manufacturer. At all times prior to the Closing Date, the Companies and Sellers shall promptly notify Buyer in writing of any fact, condition, event or occurrence that (a) could reasonably be expected to result in the failure of any of the conditions contained in Article VII to be satisfied or (b) causes or constitutes a breach of any representation or warranty as of the date of this Agreement or that would cause or constitute a breach of any representation or warranty had the representation or warranty been made as of the time of occurrence or discovery of the fact, condition, event or occurrence. Should any such fact, condition, event or occurrence require any change in the Sellers' Disclosure Letter furnished pursuant to this Agreement if the Sellers' Disclosure Letter were dated the date of the occurrence or discovery of the fact or condition, Sellers shall promptly deliver to Buyer Sellers' Supplemental Disclosure Letter specifying the change as required by Section 6.8.

Section 6.2.......Operation of Business. Each Company and each Seller agrees that between the date of this Agreement and up to and including the Closing Date they shall:

(a) not take or permit any action or omit to take any action which would cause any of the representations and warranties of a Seller contained in this Agreement or the Purchase Documents to become untrue;

(b) conduct each Company's business in a good and diligent manner in the ordinary and usual course of its business;

(c) not enter into any contract, agreement, commitment or other arrangement with any party, other than contracts in the ordinary course of a Company's business, and not amend, modify or terminate any of the Contracts, without the prior written consent of Buyer;

(d) use commercially reasonable efforts to preserve each Company's business organization intact, to keep available the service of its employees, and to preserve each Company's relationships with customers, suppliers and others with whom it deals;

(e) not reveal to any party, other than Buyer or its Representatives, any of the business procedures and practices used or followed by any Company in the operation of any Dealership;

(f) maintain in full force and effect all insurance currently maintained by each Company;

(g) keep the assets of each Company, including, without limitation, the Leased Real Property, Owned Personal Property and Leased Personal Property, in good operating repair and perform all necessary repairs and maintenance thereto;

(h) comply with all provisions contained in the Contracts and all Applicable Laws where failure to so comply could reasonably be expected to have a Material Adverse Effect;

(i) not dispose of any assets of a Company except in the ordinary course of business;

(j) not engage, other than acquisitions of inventory in the ordinary course of business, in any transaction which involves the expenditure or commitment of more than $25,000 without the prior written consent of Buyer;

(k) promptly inform Buyer of any material adverse change in the business, assets, results of operations or financial condition with respect to the Business, any Company, or any Dealership;

(l) not issue any additional shares of capital stock of any Company or any other security convertible into shares of capital stock of any Company, otherwise change or modify its capital structure, or engage in any reorganization or similar transaction;

(m) not take, nor shall they permit any action to be taken, or agree to take or cause to occur any of the actions or events set forth in Section 4.26; and

(n) not make any Tax election or settle or compromise any federal, state, local or foreign income Tax liability, or waive or extend the statute of limitations or period for assessment with respect to any such Taxes.

Section 6.3.......Further Actions.

(a) Each party agrees to (i) use all reasonable good faith efforts to take all actions and do all things necessary, proper or advisable to consummate the Contemplated Transactions and (ii) cooperate fully with the other parties hereto and their respective authorized representatives and to execute and deliver or cause to be executed and delivered at all reasonable times and places such additional instruments and documents as the other party or parties may reasonably request for the purposes of carrying out the purposes and intent of this Agreement. The parties agree that they shall coordinate their contact with the Manufacturers in connection with requesting that the Manufacturers approve the Contemplated Transactions.

(b) From time to time after the Closing Date, Sellers will, at their cost and expense, execute and deliver such instruments and documents as Buyer may request in order to better sell, convey, transfer, assign to Buyer, or to better perfect or record Buyer's interest in or title to, or to enable Buyer to better use, any of the Shares or otherwise carry out the purposes and intent of this Agreement.

(c) The Boards of Directors of the Companies shall adopt resolutions, effective not later than the day before the Closing Date, terminating the Companies' 401(k) plans all of which are listed in Schedule 6.3(c) of Seller's Disclosure Letter in accordance with the plan documents and Applicable Laws. Such resolutions shall satisfy the requirements for a distribution event described in
Section 401(k)(10)(A)(i) of the Code, and shall be subject to Buyer's approval (which approval shall not be unreasonably withheld or delayed). Effective as of the Closing Date, participants in the plans set forth in Schedule 6.3(c) of Seller's Disclosure Letter shall immediately become eligible to participate in Acquirer's 401(k) plan(s), subject to the applicable one-year employment eligibility requirement under Acquirer's Plans, but giving credit for a participant's time of employment with a Company.

Section 6.4.......Exclusivity. Until (i) the Closing, or (ii) the termination of this Agreement in accordance with Section 10.1, Sellers and the Companies agree not to directly or indirectly solicit or encourage any inquiries or proposals from (nor enter into any agreements with) any Person other than Buyer for the purchase or acquisition (whether by merger or otherwise) of any Company, its assets, the Shares or any Dealership or any portion of any Company, its assets, the Shares or any Dealership, or to enter into discussions with, or furnish any non-public information concerning any Company, its assets, the Shares or any Dealership to any such Person in connection with any such proposal. Sellers and the Companies shall promptly notify Buyer of any proposal or inquiry to purchase any Company, its assets, the Shares or any Dealership or any portion of any Company, its assets, the Shares or any Dealership which is received by either a Seller or a Company or its representatives.

Section 6.5.......Confidentiality.

(a) Except as contemplated in (c) below, between the date of this Agreement and the Closing, each Company, each Seller and Buyer will maintain in confidence and will cause their directors, officers, employees, agents and advisors to maintain in confidence (i) any written information obtained in confidence from any other party in connection with this Agreement or the Contemplated Transactions contemplated herein, (ii) the existence of the letter of interest, dated June 28, 2002, between Buyer, the Companies and Sellers' Representative, (iii) the terms of the Contemplated Transactions, (iv) the existence or status of the negotiations, or (v) any information concerning the Contemplated Transactions; provided, however, the parties may communicate or disclose the foregoing (x) within their corporate structure and to their respective directors, officers, employees, agents and advisors as such may be necessary to effectuate the Contemplated Transactions, (y) in such a manner as may be reasonably necessary or appropriate to effect any filing or obtaining of any consent necessary to consummate the Contemplated Transactions, or (z) as is necessary for Buyer to secure financing for the Contemplated Transactions from any financing source deemed appropriate by Buyer in its sole discretion; provided, further, that the obligations of confidentiality set forth in this Section 6.5(a) shall not apply to (k) information which at the time of the disclosure is in the public domain,
(l) information which after disclosure becomes generally available to the public by publication or otherwise through no fault of Buyer, (m) information which was available to Buyer on a non-confidential basis prior to its disclosure, (n) information independently developed by Buyer without the use of such information, (o) information which is or was made available by a Seller or a Company to a third party without similar restrictions, or (p) subject to Section 6.5(b) below, information which is required by a court order, injunction, writ, law, rule or regulation to be disclosed.

(b) Either party may furnish such information as is requested in connection with a subpoena, deposition, request for documents, civil investigation demand or similar process only after (i) promptly notifying the other party of the request, (ii) consulting with the other party on the advisability of taking steps to resist or narrow such request, and (iii) assisting the other party (at the other party's expense) in seeking a protective order or a then appropriate remedy. In the event that a protective order or other remedy is not obtained, or the other party waives compliance, the party may disclose only that portion of the information which such party's legal counsel advises that it is legally bound to disclose.

(c) Except as otherwise required law or the rules of any securities exchange, any public announcement or any similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as the parties shall jointly agree. Notwithstanding the foregoing, the parties acknowledge that Buyer and Sellers' Representative intend on making a joint public announcement shortly after the execution of this Agreement; provided, that such announcement will be in accordance with all Applicable Laws and jointly agreed to by Buyer and Sellers' Representative.

Section 6.6.......Distributions. The Companies may distribute cash to Sellers before the Closing Date, but only if following the distribution the Companies continue to comply with the representations set forth in Section 4.8(d). Before the Companies make a distribution pursuant to this section, Sellers' Representative shall notify Buyer of the proposed distribution, and include in the notice his certificate confirming that after the distribution the Companies will continue to satisfy the representation in Section 4.8(d) as well as computations that confirm this compliance and any other supporting financial information that Buyer reasonably requests. The Companies shall not make a distribution until the parties resolve any disagreement with respect to the proposed distribution's compliance with this covenant. Notwithstanding the foregoing, the Companies agree that they will cause a distribution of all of the partnership interests of Rekab Properties, Ltd. and Miramar Road Auto Center Properties owned by any Company to Sellers at least five (5) business days prior to the Closing.

Section 6.7.......Delivery of Disclosure Letters. Sellers' Representative shall deliver the Sellers' Disclosure Letter, which shall be deemed a modification of Sellers' representations and warranties in Article IV within thirty (30) days from the date of this Agreement. Buyer shall deliver the Buyer's Disclosure Letter, which shall be deemed a modification of Buyer's representations and warranties in Article V within thirty (30) days from the date of this Agreement. The party receiving the Disclosure Letter may, in its sole discretion, within ten (10) business days from its receipt of the Disclosure Letter, terminate this Agreement by notice to the party delivering such Disclosure Letter; provided, however, that the receiving party shall have an additional reasonable period of time to evaluate the offered Disclosure Letter to the extent that the receiving party has timely requested and is awaiting further information from the disclosing party with respect to an item set forth on the offered Disclosure Letter. During the thirty (30) day period following delivery of Sellers' Disclosure Letter, Buyer and Sellers' Representative will endeavor in good faith, and consistent with the intent set forth in Section 6.8, to agree upon which matter(s) disclosed in Sellers' Disclosure Letter shall be included on
Schedule 9.1(d). If the parties are unable to agree, either Buyer or Sellers' Representative may terminate this Agreement in accordance with Section 10.1(f) for a period of ten (10) days after the expiration of this thirty (30) day period. All other Schedules not expressly part of any party's Disclosure Letter shall be mutually agreed to by Buyer and Sellers' Representative at least five
(5) business days prior to Closing.

Section 6.8.......Supplements to Disclosure Letters. Sellers shall update the
Sellers' Disclosure Letter and all schedules and exhibits thereto to include all information relevant to the disclosures therein which relates to events which have occurred after the date hereof and until the close of business on the day prior to the Closing Date and to amend or modify the disclosures made therein. Buyer shall likewise update the Buyer's Disclosure Letter and all schedules and exhibits thereto. Each of Sellers' Supplemental Disclosure Letters and Buyer's Supplemental Disclosure Letters shall contain accurate, true, correct and complete information and data. During the thirty (30) day period following delivery of Sellers' Supplemental Disclosure Letter, Buyer and Sellers' Representative will endeavor in good faith, consistent with the intent set forth below, to agree upon which matter(s) disclosed in Sellers' Supplemental Disclosure Letter shall be included on Schedule 9.1(d). If the parties are unable to agree, either Buyer or Sellers' Representative may terminate this Agreement in accordance with Section 10.1(f) for a period of ten (10) days after the expiration of this thirty (30) day period; provided, however, that the receiving party shall have an additional reasonable period of time (not to exceed five (5) business days after receipt of the additionally requested information) to evaluate the offered Supplemental Disclosure Letter to the extent that the receiving party has timely requested and is awaiting further information from the disclosing party with respect to an item set forth on the offered Supplemental Disclosure Letter. It is the intent of the parties that
Schedule 9.1(d) will list those matters (whether representing absolute or contingent liabilities) involving or otherwise related to the Business, any Company or any Dealership that have been identified on Seller's Disclosure Letters for which Buyer determines it will not assume responsibility as part of the Contemplated Transactions. It is further contemplated that the matters listed on Schedule 9.1(d) will not include the following: (a) trade or other liabilities of the Business incurred in the ordinary course of business (including obligations under real and personal property leases or the Contracts) for which an accrual on the Financial Statements in accordance with GAAP has been made (but liabilities and obligations in excess of such accrual will be part of that Schedule); provided, however, accruals shall only be required to the extent that such liability relates to the period prior to the Closing Date,
(b) liabilities or obligations related to a Known Environmental Condition or Known Engineering Condition, and (c) liabilities or obligations with respect to litigation matters or other claims for which there is full and adequate insurance coverage (liabilities or obligations eventually not covered by such insurance or in excess of such insurance and deductible amounts for any such claims will be part of that Schedule).

Section 6.9.......Releases.

(a) Effective as of the Closing, except as to any accrued (for which there is an accrual on the financial statements consistent with GAAP) but unpaid employee benefits, wages or other compensation, rights to indemnification as a corporate officer, director or agent as provided under the charter documents of the Companies and California law and except as to their rights under this Agreement and any document or agreement delivered at the Closing and the duties and obligations of Buyer hereunder or thereunder, each Seller and each Seller Trustee, on behalf of himself, herself, itself, and his, her or its heirs, executors, administrators and assigns, hereby releases and forever discharges each of the Companies and its officers, directors, employees and shareholders (and each of their respective heirs, executors, administrators and assigns acting in such capacities) (collectively, the "Released Parties"), of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, Liens, contracts, agreements, promises, liabilities, claims, accounts, sums of money (except tax qualified retirement plan distributions), bonds, bills, demands, damages, losses, costs or expenses, whether direct or derivative, of any nature whatsoever, known or unknown, fixed or contingent, including, without limitation, any claim for indemnification or contribution, which each Seller and each Seller Trustee either now has or may hereafter have against any of the Companies or its officers, directors, employees and shareholders (and each of their respective successors, heirs, executors, administrators and assigns acting in such capacities), based on any actions, omissions, facts or circumstances as existed or exists on or prior to the date of this Agreement, from the beginning of time to the Closing Date (collectively, the "Released Claims").

(b) Each Seller and each Seller Trustee covenants that there has been no assignment or other transfer of any interest in any Released Claim which such Seller or Seller Trustee may have against any of the Companies. Each Seller and each Seller Trustee covenants and agrees that such Seller or Seller Trustee shall not commence, join in, or in any manner seek relief through any suit arising out of, based upon, or relating to any Released Claim released hereunder, or in any manner assert or cause or assist another to assert against any of the Companies, any Released Claim released hereunder.

(c) Each Seller and each Seller Trustee acknowledges, represents, warrants and covenants that such Seller or Seller Trustee has had an adequate opportunity to determine all facts necessary to make a knowing release of all Released Claims released hereby and further represents, warrants and covenants that such Seller or Seller Trustee has executed this Agreement and release knowingly and without duress. Each Seller and each Seller Trustee further acknowledges, represents, warrants, and covenants that such Seller or Seller Trustee has retained such separate and independent legal counsel as such Seller or Seller Trustee deems appropriate to advise him in connection with the execution and delivery of this Agreement, and that such Seller or Seller Trustee understands the terms and conditions hereof which have been reviewed with such Seller or Seller Trustee and explained by such legal counsel as such Seller or Seller Trustee deems appropriate.

(d) In the event that any provision of this Section 6.9 is held invalid, unenforceable or void to any extent by a court of competent jurisdiction, such provision shall be modified, if possible, by reducing its duration and scope to allow enforcement of the maximum permissible duration and scope. In any event, such declaration shall not affect the remaining provisions of this Section 6.9, and this Section 6.9 shall be enforced as modified, or if no modification is enforceable, as if such invalid clause had not been included.

(e) Each Seller and each Seller Trustee acknowledges and agrees that the releases made herein constitute final and complete releases of the Released Parties with respect to all Released Claims. Each Seller and each Seller Trustee expressly acknowledges and agrees that this general release is intended to include in its effect, without limitation, all Released Claims which such Seller or Seller Trustee does not know or suspect to exist in his or her favor at the time hereof, and this general release contemplates the extinguishment of any and all such Released Claims. In this regard, each Seller and each Seller Trustee expressly waives the provisions of Section 1542 of the California Civil Code, which state:

                   A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Furthermore, except as herein provided, each Seller and each Seller Trustee hereby expressly waives and relinquishes any rights and benefits he or she may have under other statutes or common law principles of similar effect. Each Seller and each Seller Trustee understands that the facts under which he or she gives this full and complete release and discharge of the Released Parties may hereafter prove to be different than now known or believed by him or her and each Seller and each Seller Trustee hereby accepts and assumes the risk thereof and agrees that his or her full and complete release and discharge of the Released Parties shall remain effective in all respects and not be subject to termination, rescission or modification by reason of any such difference in facts.

Section 6.10......Hart-Scott-Rodino. Buyer and Sellers shall prepare and file the appropriate Notification and Report Forms under the HSR Act with the FTC and the Antitrust Division, and respond to its respective filing as promptly as practicable (subject to Buyer's termination rights) to all inquires from the FTC or the Antitrust Division for additional information or documentation.
Section 6.11......NYSE Listing Application. Acquirer shall have filed an application prior to or on the Closing Date to list the Acquirer Shares that constitute the Stock Consideration on the New York Stock Exchange.

Section 6.12......Additional Tax Matters.

(a) Buyer shall prepare or cause to be prepared the federal and any required state, local or foreign Returns for the Companies with respect to each Company's "S Short Year" (as defined in Section 1362(e)(1)(A) of the Code) and shall file or cause to be filed such Returns on behalf of the Companies; provided, however, that at least sixty (60) days prior to the filing of any Returns for the S Short Year, Sellers' Representative shall be provided with a draft of each such Return, whereupon Sellers' Representative shall be given an opportunity to review and comment on any such Return. No such Returns shall be filed without written approval by Sellers' Representative, which approval shall not be unreasonably withheld or delayed. Each such Return shall be prepared using accounting methods and other practices that are consistent with those used by each such Company in its prior Returns, and the tax liability related to such Return shall be Sellers' responsibility.

(b) Buyer and Sellers agree that, so long as any books, records, and files retained by any Seller relating to the Business of any Company, or any books, records and files delivered to the control of Buyer relating to the operations of the Companies prior to the Closing Date, remain in existence and available, each party (at its expense) shall have the right upon reasonable prior notice to inspect and to make copies of the same at any time during business hours for any proper purpose. No claim for refund or amended Return shall be filed by any Company for a period ending on or prior to the Closing Date without the prior written approval of Buyer and Sellers' Representative which approvals shall not be unreasonably withheld or delayed. Sellers shall be responsible for any penalties, interest or increase in Taxes of the Companies attributable to periods prior to the Closing Date and for any penalties, interest or Taxes with respect to their personal income tax returns for all periods, and the Companies shall be responsible for any penalties, interest or increase in Taxes attributable to any periods beginning on or after the Closing Date. Each party agrees it will cooperate with the others and the Companies and their respective representatives, in a prompt and timely manner, in connection with the preparation and filing of, and any administrative or judicial proceedings involving, any Tax or Return filed or required to be filed by or for a Company for periods prior to the Closing Date.

(c) Sellers and the Companies shall terminate, effective immediately prior to the Closing Date, any tax allocation, sharing, indemnity or similar agreement or arrangement in effect to which any Company is a party and such termination shall provide that there shall be no further liability of any Company or Buyer under any such agreement or arrangement.

Section 6.13......Employees. Sellers and the Companies shall use commercially reasonable efforts to encourage such personnel of each Company as Buyer may designate to remain employees of such Company after the Closing Date. Sellers and the Companies further agree not to take any action, or permit any action to be taken, to encourage any of the personnel of such Company to leave their positions with such Company except as expressly contemplated in this Agreement. Sellers shall promptly notify Buyer of the departure of any key employee listed on Schedule 6.13.

Section 6.14......Audited Financial Statements. Sellers acknowledge that the
Exchange Act and the regulations promulgated under the Exchange Act, as well as the SEC's other regulations and requirements governing Buyer as a reporting company, require preparation of audited financial statements of the Companies, on a consolidated basis, as part of the Contemplated Transactions. Sellers shall immediately, following the execution of this Agreement, engage Moss Adams LLP or another public accounting firm acceptable to Buyer (the "Sellers' Auditor"), on terms and conditions satisfactory to Buyer, to conduct (at Buyer's expense) a full audit of the Companies' financial statements, on a consolidated basis, as of and for the year ended December 31, 2001, in accordance with GAAP. Sellers will use their best efforts to cause this audit to be completed on or before the Closing Date, and in no event later than sixty (60) days after the Closing Date, and an unqualified audit opinion shall be issued by Sellers' Auditor to each Company upon completion. Sellers shall fully cooperate with Buyer and Sellers' Auditor to ensure that this audit is timely completed, including without limitation, executing such engagement letters and representation letters as requested by Sellers' Auditor. Sellers' Auditor, in its engagement, shall consent to the use of the audit reports for any filings required of Buyer by the SEC, any other Governmental Authority, or Buyer's lenders.

Section 6.15......Funding of Retention Bonus Plan. Prior to the Closing, Buyer
and Sellers' Representative will agree upon the form and content of a retention bonus plan pursuant to which the Companies will make payment to their employees retention bonuses aggregating no more than [Redacted] ("Retention Bonus"). The Companies shall adopt this Retention Bonus plan prior to the Closing. If the Estimated Net Book Value is less than or equal to [Redacted], Sellers' Retention Bonus obligation shall equal [Redacted]. If Estimated Net Book Value is greater than [Redacted], Sellers' portion of the Retention Bonus obligation shall equal [Redacted] less that amount by which the Estimated Net Book Value exceeds [Redacted]. At Closing, Sellers shall cause the Companies to set up a cash reserve equal to Sellers' portion of the Retention Bonus and such cash will be in addition to the Working Capital required under this Agreement. Buyer shall cause the Companies to pay the Retention Bonus pursuant to the retention plan described in this Section 6.15.

Section 6.16......Third Party Engineering Reports. As soon as practicable following the date of this Agreement, Sellers and the Companies shall allow an engineering firm or firms selected by Buyer to have prompt access to the Owned Real Property and the Leased Real Property in order to conduct, an engineering assessment on the Owned Real Property and the Leased Real Property (the "Engineering Audit"). Sellers and the Companies shall provide to Buyer and the engineering firm reasonable access to all of the Companies (and their Affiliates') existing records concerning matters that are subject to the Engineering Audit, and reasonable access to employees of the Companies (and their Affiliates) and the last known addresses of former employees of the Companies (and their Affiliates) who are most familiar with the matters subject to the Engineering Audit.

(a) Subject to this subsection and the other subsections of this Section 6.16 below, Buyer shall bear 100% of the costs, fees and expenses incurred in conducting the Engineering Audit. However, if the Engineering Audit discloses a Known Engineering Condition (as defined below), then Sellers shall formulate a plan of Engineering Repair (as defined below), in accordance with Applicable Laws and such plan shall be approved by Buyer. Subject to Seller's termination rights in Section 10.1(d), the costs and expenses of the Engineering Repair of the Known Engineering Condition shall be borne solely by Sellers. A "Known Engineering Condition" is an item of repair or maintenance identified by the Engineering Audit that is: (i) deferred maintenance, (ii) necessary or appropriate to cure issues related to non-compliance of Applicable Laws, or
(iii) necessary or appropriate to cure a condition of ordinary wear and tear that is reasonably likely to cause a risk to public safety or the ability to operate in the foreseeable future. "Engineering Repair" means, with respect to a Known Engineering Condition, the completion of the repair, maintenance or other required action identified in the Engineering Audit to Buyer's reasonable satisfaction and the taking of all other actions necessary to be in compliance in all respects with Applicable Laws.

(b) Unless this Agreement is terminated, Sellers will cause the Engineering Repair of the Known Engineering Condition to be undertaken as promptly as possible by an engineering firm or firms and/or construction firm or firms reasonably satisfactory to Buyer in accordance with the plan of Engineering Repair so approved; provided, however, in the event it is reasonably anticipated that a Known Engineering Condition will be repaired or corrected by virtue of a currently planned refurbishment or remodeling of a portion of the Owned Real Property or Leased Real Property, then Sellers, with the reasonable approval of Buyer, may elect to defer the Engineering Repair associated with such Known Engineering Condition until the time of such refurbishment or remodeling, provided further, that such Engineering Repair shall remain at the sole cost of Sellers. If the Engineering Repair is to continue pursuant to the plan after the Closing Date, Sellers shall cause the Engineering Repair to be completed in accordance with the time frames set forth in the plan of Engineering Repair and in a manner that minimizes, to the maximum extent possible, the interference or disruption of the Business.

(c) If the Agreement is terminated under Section 10.1(d) for the failure of the conditions set forth in Section 8.4, Sellers shall reimburse Buyer for the all fees, costs and expenses of the Engineering Audit, including the engagement of the engineering firm or firms.

Section 6.17......Employment Arrangements. The Companies shall, prior to the
Closing Date, terminate any employment and bonus arrangements with those Persons identified on Schedule 7.6, and (b) pay all accrued but unpaid compensation, wages, benefits or bonuses to such Persons; provided, however, that such Persons shall be entitled under his respective Employment Agreement to those numbers of vacation days set forth on Schedule 6.17 that have not been used prior to the Closing Date which represent planned vacation for the calendar year 2002.

Section 6.18......Environmental Remediation Efforts. Immediately following the execution of this Agreement, Sellers and the Companies shall allow an environmental consulting firm or firms selected by Buyer to have prompt access to the Owned Real Property and the Leased Real Property in order to conduct an environmental investigation of the Owned Real Property and the Leased Real Property in accordance with the standards and procedures selected by Buyer and the environmental consulting firm or firms and otherwise satisfactory to Buyer in scope, with such scope being sufficient to result in a Phase I environmental audit report and a Phase II environmental audit report, if desired by Buyer (the environmental investigation is collectively, the "Environmental Audit"). The Environmental Audit may include, without limitation, drilling and soil borings at locations specified by the environmental consulting firm, collecting and analyzing samples of soil, groundwater, surface water, sediment or other media at, on, under or around the Owned Real Property and the Leased Real Property, and sampling for the presence of Hazardous Materials. Sellers and the Companies shall provide to Buyer and the environmental consulting firm reasonable access to all of the Companies' (and their Affiliates') existing records concerning matters that are subject to the Environmental Audit, and reasonable access to employees of the Companies (and their Affiliates) and the last known addresses of former employees of the Companies who are most familiar with the matters which are subject to the Environmental Audit.

(a) Subject to this subsection and the other subsections of this Section 6.18 below, Buyer shall bear 100% of the costs, fees and expenses incurred in conducting the Environmental Audit. However, if the Environmental Audit discloses: (i) any contamination, pollution, degradation or impairment to the Owned Real Property and the Leased Real Property (including all improvements, buildings and Systems on such property) or other assets of the Companies, or the existence of any Hazardous Material on-site or off-site that could materially affect any Leased Real Property (including any improvements, buildings and Systems on such property) or the other assets of the Companies, or (ii) a condition that violates (or is reasonably likely to violate), or otherwise imposes liability under, any Environmental Law (items (i) and (ii) are collectively, a "Known Environmental Condition"), then Sellers shall formulate a plan of Remediation (as defined below), in accordance with applicable Environmental Laws and such plan shall be approved by Buyer. Subject to Seller's termination rights in Section 10.1(d), the costs and expenses of the Remediation of the Known Environmental Condition shall be borne solely by Sellers. "Remediation" means, with respect to a given Known Environmental Condition, (1) the removal and elimination of such Known Environmental Condition to Buyer's reasonable satisfaction, (2) the taking of all acts reasonably necessary to be in compliance in all material respects with all Environmental Laws, and (3) the obtaining of a final, nonappealable order of the appropriate Governmental Authority having jurisdiction that no further removal, remediation or other action with respect to such Known Environmental Condition is required.

(b) Unless this Agreement is terminated, Sellers will cause the Remediation of the Known Environmental Condition to be undertaken as promptly as possible by an environmental firm reasonably satisfactory to Buyer in accordance with the plan of Remediation so approved. If the Remediation is to continue pursuant to the plan after the Closing Date, Sellers shall cause the Remediation to be completed in accordance with the time frames set forth in the plan of Remediation and in a manner that minimizes, to the maximum extent possible, the interference or disruption of the Business.

(c) If the Agreement is terminated under Section 10.1(d) for the failure of the conditions set forth in Section 8.4, Sellers shall reimburse Buyer for the all fees, costs and expenses of the Environmental Audit, including the engagement of the environmental consulting firm.

Section 6.19......338(h)(10) Election. Buyer shall not make an election under
Section 338(h)(10) of the Code with respect to the Contemplated Transactions.

Section 6.20......Non-Disturbance and Subordination Agreements. Sellers shall use reasonable commercial efforts to obtain non-disturbance and subordination agreements from landlords and mortgagees of the unimproved Leased Real Property listed on Schedule 4.15(g), which recognize Buyer as lessee in the event of a foreclosure on any such Leased Real Property in a form substantially similar to that of Exhibit H.

Section 6.21......Assignment by Acquirer. If Acquirer assigns this Agreement under Section 11.4, Acquirer covenants and agrees that it will continue to be obligated under this Agreement; provided, however, that Acquirer after such assignment will have no obligations under the Purchase Documents to which it is not a party.

ARTICLE VII.......
                             CONDITIONS PRECEDENT TO
                           BUYER'S OBLIGATION TO CLOSE

         The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any or all of which Buyer may waive in writing.

Section 7.1.......No Material Adverse Change. During the period from the date of this Agreement to the Closing Date, there shall not have been any adverse change in the results of operations or financial condition of any Company or the Business that could reasonably be expected to have a Material Adverse Effect on the Business as a whole.

Section 7.2.......Representations and Warranties. The representations and warranties of the Company and each Seller set forth in this Agreement and the Purchase Documents shall be true and correct on the date of this Agreement (giving effect to Sellers' Disclosure Letter, but without giving effect to any Sellers' Supplemental Disclosure Letters) and also as of the Closing Date as if made on and as of the Closing Date (giving effect to Seller's Disclosure Letter and any Sellers' Supplemental Disclosure Letters).

Section 7.3.......Performance of Agreements. Each Company and Seller shall have performed and complied in all material respects with all of their covenants and agreements set forth in this Agreement and the Purchase Documents which are required to be performed or complied with on or prior to the Closing Date.

Section 7.4.......No Actions, Etc. No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted or threatened, the effect of which would restrain, prohibit or invalidate the Contemplated Transactions or affect the rights of Buyer to (a) own or control the Shares following the Closing, (b) to operate the Business consistent with past practices, or (c) have a Material Adverse Effect.

Section 7.5.......Due Diligence. Buyer shall have completed its due diligence review of the Companies, the Dealerships and the Business, and the results of this review shall not have resulted in the discovery of a Material Due Diligence Adjustment. For purposes of this Section 7.5, "Material Due Diligence Adjustment" means a discovery during Buyer's due diligence that alone or in the aggregate with other discoveries or known facts, in Buyer's reasonable discretion: (i) would cause the consolidated EBITDA for the Companies for any historical or prospective fiscal year to be reduced to less than [Redacted], or
(ii) would if realized affect (or could potentially affect), the tangible net book value of the Companies as of May 31, 2001 or the Closing Date by an amount that exceeds [Redacted] of the Target Net Book Value.

Section 7.6.......Shareholder Agreement; Employment Agreements. Each Seller
shall have executed the Shareholder Agreement in the form attached as Exhibit C. Each Person listed on Schedule 7.6 shall have executed an Employment Agreement in the form attached as Exhibit E.

Section 7.7.......Noncompetition Agreements. Each Seller and each Seller Trustee shall have executed a Noncompetition Agreement in the form attached as Exhibit F, in which each Seller and each Seller Trustee agrees not to compete with Buyer.

Section 7.8.......Estoppel Certificates, Subordination & Non-Disturbance
Agreements. Buyer shall have received a landlord estoppel certificate from each owner-landlord and sub-landlord on the Leased Real Property confirming the material terms of the applicable lease or sublease that the applicable lease or sublease is in full force and effect, which landlord estoppel certificate shall be in substantially the form of Exhibit G. Buyer shall also have received non-disturbance and subordination agreements from any mortgagees or owners of unimproved Leased Real Property listed on Schedule 4.15(g) of Sellers' Disclosure Letter agreeing to recognize Buyer as lessee in the event of a foreclosure on any Leased Real Property and to make available insurance proceeds to Buyer, as lessee, for the restoration of premises subject to any lease agreements related to the Leased Real Property, which non-disturbance and subordination agreement shall be in substantially the form of Exhibit H. Consistent with Section 6.20, Sellers shall use reasonable commercial efforts to obtain such non-disturbance and subordination agreements from landlords and mortgagees of the unimproved Leased Real Property listed on Schedule 4.15(g).

Section 7.9.......Leases. Buyer shall have received executed copies of those real estate leases attached to this Agreement as Exhibit I with respect to the Leased Real Property to be leased by Acquirer directly from the owner-affiliate of a Seller ("Affiliate Leases"). In addition, Buyer shall have received an assignment of real estate lease or a sublease in the form to be agreed upon as
Schedule 7.9, accompanied by the owner-landlord's consent, with respect to the Leased Real Property set forth on Schedule 7.9.

Section 7.10......Title Insurance Policies. Buyer shall have received, at
Buyer's sole cost and expense, from a nationally recognized title insurance company satisfactory to the Buyer (the "Title Company"), a leasehold title insurance policy, issued as of the Closing Date to Buyer, with respect to each parcel of Leased Real Property, in form and substance satisfactory to Buyer, together with endorsements reasonably requested by Buyer, in an amount determined by Buyer, and showing Buyer, through ownership of the respective Company tenant, to have a valid leasehold estate in such Leased Real Property, free and clear of all Liens. Sellers shall have also delivered to the Title Company any affidavits or indemnities required by the Title Company in connection with the delivery of such policies.

Section 7.11......Manufacturers' Approval. Buyer shall have obtained the approval of the Manufacturers to the transfer of the franchises to Buyer without additional terms or conditions, including, without limitation, any Manufacturer term or condition requiring Buyer to make capital expenditures or facility improvements that are not otherwise consistent with those working capital requirements in place at each Dealership as of the date of this Agreement; and approval of the Manufacturers of a restructuring of the Company's floor plan financing arrangements for Buyer's benefit.

Section 7.12......No Legal Obligation. The waiting period under the HSR Act, if applicable, shall have expired or been terminated. Buyer shall have obtained all required approvals of any Governmental Authority in connection with the consummation of the Contemplated Transactions. No action, suit, proceeding, litigation or investigation shall have been commenced by any Governmental Authority that questions the validity of this Agreement or the Purchase Documents or any action taken or to be taken in connection herewith or the consummation of the Contemplated Transactions. No injunction or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the Contemplated Transactions shall be in effect.

Section 7.13......Tax Certificate. Each Seller shall have delivered to Buyer a duly executed certificate in the form specified by Treasury Regulation Section 1.1445-2(b)(2).

Section 7.14......Environmental Matters. An engineering firm selected or approved by Buyer shall have completed such environmental studies of all real property occupied by the Companies as Buyer shall, in its sole discretion, deem necessary or appropriate, and, Buyer shall, in its reasonable discretion, be satisfied with the results of the studies.

Section 7.15......Consents of Third Parties. Buyer shall have received, in form and substance reasonably satisfactory to Buyer, all consents of third parties required to consummate the Contemplated Transactions.

Section 7.16......Release of Obligations Related to Non-Company Indebtedness.
Buyer shall have received evidence reasonably satisfactory to Buyer that each Company has been released from any cross-default, cross-collateralization, cross-guarantee, or other obligation relating to non-Company indebtedness, and such release has not resulted in the imposition of any term, condition, obligation or arrangement which may have an adverse effect on any Company, any Dealership or the Business.

Section 7.17......Increase in Stock Price. The Closing Stock Price shall not be greater than the Ceiling Stock Price.

Section 7.18......Existing Financing. Buyer shall be satisfied, in its reasonable discretion, that the existing floor plan financing and other credit facilities of each Company may at Buyer's election survive the Closing, or as part of the consummation of the Contemplated Transactions, be refinanced, in each case without having a Material Adverse Effect.

Section 7.19......Audit. Buyer shall be satisfied, in its sole discretion, that the audit contemplated in Section 6.14 is on schedule to be completed in the time frame provided and that following completion of the audit, the auditors will issue an unqualified audit opinion.

Section 7.20......Voting Agreements; Related Party Agreement. Each voting trust, proxy or other agreement or understanding listed on Schedule 4.4 of Sellers' Disclosure Letter and each Related Party Agreement that Buyer requests be terminated has been terminated on or before the Closing Date, and that this termination will not result in the imposition of any term, condition, obligation or arrangement that will adversely affect a Company, a Dealership, or the Business.

Section 7.21......Other Schedules. Buyer shall be satisfied with all other
Schedules to this Agreement not otherwise part of its or Sellers' Disclosure Letter or any of its or Sellers' Supplemental Disclosure Letters.

Section 7.22......Deliveries. All documents required to be delivered by Sellers or the Companies at or prior to the Closing, including, without limitation, those required by Section 3.2 and not otherwise referenced above, and any other documents that Buyer reasonably requests, shall have been delivered to Buyer at the Closing.

ARTICLE VIII......
                             CONDITIONS PRECEDENT TO
                          SELLERS' OBLIGATION TO CLOSE

         The obligation of each Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any or all of which the Sellers' Representative may waive in writing.

Section 8.1.......Representations and Warranties. The representations and warranties of the Buyer set forth in this Agreement and the Purchase Documents shall be true and correct on the date of this Agreement (giving effect to Buyer's Disclosure Letter, but without giving effect to any Buyer's Supplemental Disclosure Letter) and as of the Closing Date as if made on and as of the Closing Date (giving effect to any Buyer's Disclosure Letter and Buyer's Supplemental Disclosure Letters).

Section 8.2.......Performance of Agreements. Buyer shall have performed and complied with all of its covenants and agreements set forth in this Agreement and the Purchase Documents which are required to be performed or complied with on or prior to the Closing Date.

Section 8.3.......No Actions, Etc. No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted or threatened, the effect of which would restrain, prohibit or invalidate the Contemplated Transactions or affect the rights of Buyer to (a) own or control the Shares following the Closing, (b) to operate the Business, or (c) have an adverse effect on the Contemplated Transactions.

Section 8.4.......Obligations of Sellers. If the obligations of Sellers with respect to those matters under Sections 6.16 and 6.18 and those matters set forth on Schedule 9.1(d) could reasonably be expected to cost in the aggregate more than [Redacted], Buyer (in the exercise of its sole discretion) must have agreed to assume responsibility for such excess amounts.

Section 8.5.......Decrease in Stock Price. The Closing Stock Price shall not be less than the Floor Stock Price.

Section 8.6.......Other Schedules. Seller shall be satisfied with all other
Schedules to this Agreement not otherwise part of its or Buyer's Disclosure Letter, any Buyer's Supplemental Disclosure Letters, Sellers' Disclosure Letter, and any Sellers' Supplemental Disclosure Letters.

Section 8.7.......Deliveries. All documents required to be delivered by Buyer at or prior to the Closing, including, without limitation, those required by
Section 3.3, shall have been delivered to Sellers at the Closing.

ARTICLE IX........
                                 INDEMNIFICATION

Section 9.1.......Sellers' Indemnification. Sellers jointly and severally agree
(subject to the limitations in Section 9.6) to defend, indemnify, and hold Buyer, each Company, their Affiliates and their respective officers, directors, employees, agents, and their respective successors and assigns ("Seller Indemnitees") harmless against any and all Damages incurred or sustained by any Seller Indemnitees arising out of, or in connection with, any of the following:

(a) the breach or inaccuracy of any representation or warranty of Sellers contained in Article IV or the Purchase Documents, as if the representations or warranties were made on the date of this Agreement;

(b) the breach or inaccuracy of any representation or warranty of Sellers contained in Article IV or the Purchase Documents, or any certificate or document delivered by any Seller or Company at the Closing as if such representation or warranty were made on and as of the Closing Date;

(c) the breach of any covenant, agreement or obligation of any Company or any Seller contained in this Agreement or the Purchase Documents that has not been waived in writing prior to Closing that is not cured within ten (10) days after notice of such breach;

(d) the matter(s) set forth and identified on Schedule 9.1(d);

(e) any failure of any Seller to convey to Buyer good and marketable title to the Shares, free and clear of all Liens or any other arrangements that limit the Buyer's dividend, liquidating, voting or transfer rights with respect to the Shares; or

(f) all Taxes (including without limitation any Taxes imposed by Section 1374 of the Code) that have become due and payable during, or which have accrued with respect to any Company attributable to any period included in the Tax Indemnification Period that have not been paid prior to the Closing Date or reserved for on the Closing Date Balance Sheet. Any Taxes attributable to any Company payable as a result of an audit or adjustment of any Return shall be deemed to have accrued in the period to which such Taxes are attributable.

         For purposes of determining Sellers' liability with respect to a covenant of indemnification in Sections 9.1(a) and (b), the representations and warranties will read as if any qualifier, modification or limitation within such representation or warranty related to "material", "materiality" or "Material Adverse Effect" is deleted and such qualifier, modification or limitation will have no force or effect in determining whether there is a breach of such representation or warranty. Further, Sellers liability with respect to Section 9.1(a) shall be determined without consideration of, or giving effect to, any of Sellers' Supplemental Disclosure Letters. Sellers also acknowledge and agree that the covenants of indemnification in Sections 9.1(c)-(f) above shall not be limited or qualified by any Seller's representations and warranties in this Agreement or by any disclosures made by Sellers in any Schedule attached to this Agreement. The indemnification contemplated by this Section 9.1 shall in the first instance be satisfied in the manner provided in the Escrow Agreement and, the Seller Indemnitees shall first proceed against the amounts held in escrow up to the full amount thereof, provided that notice provided under the Escrow Agreement shall also constitute notice hereunder. Further, any amounts subject to a Purchase Price adjustment pursuant to Section 2.2 for which Buyer has received the benefit of such adjustment shall not be subject to a claim for indemnification under this Section 9.1.

Section 9.2.......Buyer's Indemnification. Subject to the limitation in Section
9.7, Buyer shall defend, indemnify, and hold Sellers and their respective agents, successors, representatives and assigns ("Buyer Indemnitees") harmless against any and all Damages incurred or sustained by any Buyer Indemnitees relating to, arising out of, or in connection with, (a) any breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement or the Purchase Documents, as if the representations or warranties were made on the date of this Agreement (subject to the exceptions set forth in Buyer's Disclosure Letter, but without giving effect to any Buyer's Supplemental Disclosure Letter); (b) any breach or inaccuracy of any representation or warranty of Buyer contained in this Agreement or the Purchase Documents, or any certificate or document delivered by Buyer at the Closing (giving effect to Buyer's Disclosure Letter and/or any Supplemental Disclosure Letters); and (c) any Damages relating to those certain guarantees of the Leased Real Property as set forth on Schedule 9.2.

Section 9.3.......Third Party Claims; Litigation.

                  (a) A Person seeking indemnification pursuant to Article IX ("Indemnified Party") shall, promptly after receipt of notice of the commencement or threat of any action or proceeding against such Person in respect of which indemnification may be sought hereunder (a "Claim"), notify the party from whom such indemnification is sought ("Indemnifying Party") in writing of the commencement or threat of such Claim. Notwithstanding the foregoing, the right to indemnification under this Agreement will not be affected by the failure of the Indemnified Party to give any notice (or the delay by the Indemnified Party to give any notice) unless, and then only to the extent that, the rights and remedies of the Indemnifying Party have been materially prejudiced because of the failure to give, or the delay in giving, the notice.

                  (b) In the event of the commencement of any such action or proceeding as to which the Indemnified Party notifies the Indemnifying Party, the Indemnifying Party will be entitled to participate therein and to assume the defense thereof at Indemnifying Party's expense (with counsel reasonably satisfactory to the Indemnified Party, so long as it promptly notifies the Indemnified Party of its election and acknowledges the Indemnifying Party's obligations under Article IX; provided, however, that the Indemnified Party may elect to retain control of the defense, at the Indemnifying Party's expense (with counsel reasonably satisfactory to the Indemnifying Party) if: (i) the Indemnifying Party's interest conflicts with the interests of the Indemnified Party, (ii) the relief sought exceeds the limitation on liability under Section 9.6(g), or (ii) the Indemnified Party has determined in good faith that there is not a reasonable probability that the Claim may adversely affect the Indemnified Party or any of its Affiliates other than as a result of monetary damages (e.g., goodwill or reputation with a manufacturer or other important relationship) for which indemnification is provided under this Agreement. The Indemnified Party may also defend a Claim at the Indemnifying Party's expense (with counsel reasonably satisfactory to the Indemnifying Party) if the Indemnifying Party fails to assume the Claim's defense within twenty
         (20) days after being notified of the Claim. Nothing herein shall be construed to give any insurance carrier a right of subrogation for claims paid except as such right would otherwise exist in the absence of this Section 9.3. Further, nothing herein shall be construed to create any rights enforceable by any person not a party to this Agreement (other than a Seller Indemnitee or Buyer Indemnitee).

                  (c) If the Indemnifying Party is assuming the control of the defense pursuant to (b) above, the Indemnified Party shall have the right to employ separate counsel (which counsel is reasonably satisfactory to the Indemnifying Party) in such action or proceeding and to participate in the defense or conduct thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party.

                  (d) As to cases in which the Indemnifying Party has assumed and is providing the defense for the Indemnified Party, the control of such defense and the right to reach settlement in such action or proceeding shall be vested in the Indemnifying Party, subject to the following:

                  (i) If the Indemnified Party objects to a settlement which has otherwise been fully agreed to by the Indemnifying Party, the Indemnified Party may nevertheless prohibit the Indemnifying Party from making such settlement, in which case the Indemnifying Party shall pay to the Indemnified Party the proposed cost to the Indemnifying Party of such settlement (plus any other sum to satisfy the Indemnifying Party's indemnification obligations to the Indemnified Party as provided by and contemplated in this section (together, the "Settlement Cost"), in cash, and the Indemnified Party shall thereafter be responsible for such matter and the Indemnifying Party shall have no further indemnification obligations with respect to such matter and shall be indemnified by the Indemnified Party for any loss or liability in excess of the Settlement Cost imposed on the Indemnifying Party by any later settlement or adjudication.

                  (ii) If the Indemnified Party objects to the continuation of any proceeding or action by the Indemnifying Party, the Indemnified Party may direct the Indemnifying Party to settle such case, the cost of which shall be paid by the Indemnified Party, and the indemnification obligations of the Indemnifying Party with respect to Settlement Costs will be subject to resolution under Section 10.3 (including whether the amount of the agreed settlement was reasonable in light of the Claim).

                  (iii) In no event may the Indemnifying Party settle a Claim or consent to an entry of judgment without the Indemnified Party's consent that does not include as an unconditional term the giving by the claimant of a release of the Indemnified Party from all liability for Damages in respect of the Claim.

                  (e) If the Indemnifying Party has not assumed the defense (for any reason) of any such Claim by a third party or litigation resulting therefrom, the Indemnified Party may defend against such Claim in such manner as it may deem appropriate and may settle such Claim on such terms as it may deem appropriate; provided, however, that if the Seller's Representative objects to a settlement which has otherwise been fully agreed to by the Indemnified Party, the Indemnifying Party may nevertheless prohibit the Indemnified Party from making such settlement, so long as: (i) the Indemnifying Party irrevocably acknowledges its obligations under this Article IX with respect to such Claim, and (ii) the Indemnifying Party furnishes evidence satisfactory to the Indemnified Party of the financial ability to so indemnify.

                   (f) The party controlling the defense of any claim shall update the other party on a regular basis regarding the status of the proceeding or litigation, costs incurred to date, the status of settlement or other negotiations and other matters reasonably requested by the party not in control of the defense.

Section 9.4.......Payment of Indemnified Obligations. In the event that any party becomes liable to any other party hereunder for an indemnified obligation, the indemnified obligation shall be paid in full not later than the earlier of:
(a) thirty (30) days after receipt of written demand of payment, or (b) if the Escrow Agreement is still in effect, thirty (30) days after the conclusion of the Notice of Resolution or an Award is provided under the Escrow Agreement. If not paid within said thirty (30) day period, the amount due shall thereafter bear interest at the "prime rate" of interest (base rate on corporate loans at the nation's thirty (30) largest banks), quoted in the "Money Rates" column of the Money & Investing Section of The Wall Street Journal as of the expiration of such thirty (30) day period, plus two percent (2%).

Section 9.5.......Buyer's Right of Offset. In the event that a Seller fails to pay or otherwise discharge an indemnified obligation within the thirty (30) day time limit set forth in Article IX, and for any matter challenged pursuant to
Section 10.3 after the final resolution of that dispute, Buyer shall have the right, subject to the Escrow Agreement, to offset the amount of any such indemnified obligation against the Escrow Amount (prorated between the Escrowed Acquirer Shares and the Escrowed Cash) or any other amounts which may be due to such Seller from Buyer; provided, however, Buyer shall not set-off any such amounts against any Sellers' salary, draw, bonus or other compensation. If the Escrow Amount is insufficient to discharge the indemnified obligations, Buyer may take any action or exercise any remedy available pursuant to applicable law or this Agreement to collect the indemnified obligations. The value of any Escrowed Acquirer Shares used to satisfy an indemnified obligation shall be determined by the greater of the Acquirer Stock Price or the closing price of the shares on the date of offset.

Section 9.6.......Limitation on Indemnification by Sellers. The indemnification of the Seller Indemnitees provided for under Section 9.6 shall be limited in certain respects as follows:

(a) Sellers shall not be liable to Seller Indemnitees for indemnification claims under paragraphs (a) or (b) of Section
       9.1 and under paragraph (c) of Section 9.1 (but only to the extent of a breach of covenants contained in Section 6.2) until the aggregate amount of such indemnification claims exceeds (and only with respect to such excess) [Redacted] in the aggregate in the excess of any insurance proceeds actually received (the "Indemnification Threshold"); provided, however, that the following claims for indemnification with respect to a breach of a representation or warranty shall not be subject to the Indemnification Threshold: (i) of any Seller in Sections 4.1 (Organization and Good Standing), 4.2 (Authority), 4.3 (No Conflict), 4.4 (Ownership of Capital Stock), 4.8(d) (Working Capital Levels) and Section 4.17 (Environmental Matters) (except claims related to Section 4.17 will be subject to the Environmental Indemnification Threshold set forth below), (ii) with respect to a Tax Warranty, or
       (iii) as a result of fraud of any Company or Seller.

(b) Sellers shall not be liable to Seller Indemnitees for indemnification claims under paragraphs (a) or (b) of Section
       9.1 for a breach of a representation or warranty under Section
       4.17 (Environmental Matters) until the aggregate amount of such indemnification claims exceeds (and only with respect to such excess) One Hundred Thousand Dollars [Redacted] in the aggregate in excess of any insurance proceeds actually received (the "Environmental Indemnification Threshold"). Any amount applicable to the Environmental Indemnification Threshold shall also be deemed amounts applicable to the Indemnification Threshold and operate to reduce amounts available under the Indemnification Threshold on a dollar for dollar basis.

(c) Seller shall not be liable to Seller Indemnitees for indemnification claims under Section 9.1(f) for federal or state income taxes assessed by the applicable Governmental Authority against the Company resulting from the matter listed on Schedule 9.6(c) until the aggregate amount of such indemnification claims exceeds (and only with respect to such excess) [Redacted] (the "Tax Indemnification Threshold").

          (i) The Tax Indemnification Threshold will be increased by one dollar for each dollar (if any) that the Closing Net Book Value is in excess of [Redacted].

          (ii) Further, the Tax Indemnification Threshold shall be increased by an amount equal to [Redacted] of the amount paid by Acquirer or its Affiliate for goodwill in any Tuck-In Acquisition. A "Tuck-In -------- Acquisition" is the consummation of an acquisition by Acquirer or its Affiliate of a business ----------- similar to any Dealership or the Business within the State of Nevada, the State of Arizona, San Diego County, California, or a fifty (50) mile radius from the borders of San Diego County for which the Majority Shareholder was the procuring cause, if the definitive agreement underlying that Tuck-In Acquisition is executed by all parties to such agreement on or before the date which is three
               (3) years after the Closing Date.

               (d) Except for the Majority Shareholder, each Seller's liability for indemnification obligations under Section 9.1(a), (b), (c) and (f) not arising from fraud is limited to the Seller's
               Applicable Percentage of the Escrowed Amount. Sellers shall be jointly and severally liable for the indemnification obligations under Section 9.1(c) and for matters related to fraud, subject only to any of the applicable limitations in this Section 9.6.

(e) Any claim for indemnification by the Seller Indemnitees under paragraphs (a), (b) or (c) of Section 9.1 or with respect to a covenant to be performed by a Seller on or before the Closing Date must be made within four (4) years of the Closing Date, except that (i) there will be no limits on the time for making a claim for indemnification relating to the representations and warranties contained in Section 4.1 (Organization and Good Standing), Section 4.2 (Authority), Section 4.3 (No Conflict), and Section 4.4 (Ownership of Capital Stock); (ii) a claim for indemnification relating to the representations and warranties in Section 4.17 (Environmental Matters) with respect to matters pertaining to premises or property that is not a part of the Owned Real Property or the Leased Real Property (including without limitation matters relating to the storage, release or disposal of any Hazardous Materials on property other than the Leased Real Property), or representations and warranties contained in Section 4.14 (Employee Benefit Plans), and Section 4.20 (Taxes) may be made until sixty (60) days after the expiration of any applicable statute of limitations (including extensions) governing claims by the applicable Governmental Authority or Person with respect to the subject matter of such claim, and if there is no applicable statute of limitations, indefinitely; (iii) a claim for indemnification for fraud of any Company or any Seller shall be made prior to the expiration of the applicable statute of limitations for fraud claims; and (iv) a claim for indemnification under
        Section 4.8(d) must be made within six (6) months of the Closing Date.

(f) Notwithstanding the foregoing provision of this Article IX, Sellers will have no obligations under paragraphs (a) or (b) of Section 9.1 with respect to an indemnification claim if the Damages represented by that claim are less than $2,500. When the aggregate amount of Damages for claims so excluded by virtue of this paragraph (f) exceed in the aggregate $50,000, any amounts which otherwise would be excluded under this paragraph shall not be counted towards and shall reduce the Indemnification Threshold or the Environmental Indemnification Threshold.

(g) Notwithstanding anything in this Agreement to the contrary, no Seller shall be required to indemnify a Seller Indemnitee for any Damages incurred or paid by such Seller Indemnitee in connection with the condition of the improvements, buildings or the Systems located upon the Owned Real Property or the Leased Real Property; provided, however, that Sellers shall continue to be obligated (subject to the terms of Article IX) for indemnification claims for Damages in connection with (i) such condition that relates to a claim by a Person other than a Seller Indemnitee or a Governmental Authority, and (ii) the obligations set forth in Section 6.16.

(h) Notwithstanding anything in this Agreement to the contrary, no Seller shall be required to indemnify a Seller Indemnitee for any Damages with respect to the Owned Real Property or the Leased Real Property incurred or paid by such Seller Indemnitee in connection with a Known Environmental Condition; provided, however, that Sellers shall continue to be obligated (subject to the terms of Article IX) for indemnification claims for Damages in connection with (i) a Known Environmental Condition that relates to a claim by a Person other than a Seller Indemnitee or a Governmental Authority, and (ii) the obligations set forth in Section 6.18.

(i) Except for any claim for indemnification related to Sections 6.16, 6.18 or 9.1(f), any Tax Warranty, or fraud to which the provisions of this paragraph (g) shall not apply or limit in any way, the aggregate amount payable by the Majority
        Shareholder pursuant to Section 9.1 shall not exceed
        [Redacted].

Section 9.7.......Limitation on Indemnification of Buyer Indemnitees. Buyer
shall not be liable to Buyer Indemnitees for indemnification claims under
Section 9.2 until the aggregate amount of such indemnification claims exceeds (and only with respect to such excess) the Indemnification Threshold. Any claim for indemnification by the Buyer Indemnitees under Section 9.2 or with respect to a covenant to be performed by Buyer on or before the Closing Date must be made within three (3) years of the Closing Date, except that (i) there will be no limits on the time for making a claim for indemnification relating to the representations and warranties contained in Section 5.1 (Organization and Good Standing) and Section 5.2 (Due Authorization), and (ii) any claim for indemnification relating to Section 5.4 (Acquirer SEC Reports) or fraud shall be made prior to the expiration of the then applicable statute of limitations.

Section 9.8.......Net Indemnity Payments. Any amounts payable under Sections
9.1, 9.2 or 9.8 shall be net of any insurance proceeds actually received by the Indemnified Party (less the costs, expenses and fees incurred in obtaining such proceeds). Each of the Indemnified Party and the Indemnifying Party shall, promptly after receiving notice of a Claim, concurrently with and as a condition to seeking indemnification under this Agreement, also make a claim under any insurance policy maintained by the party or its Affiliate that might provide coverage for the Claim. To the extent that insurance coverage is available to the Indemnified Party to cover any Claim, the Indemnified Party shall use commercially reasonable efforts (which efforts do not require the Indemnified Party to institute litigation, except as specifically provided below) and proceed on a good faith and timely basis to seek to recover such amounts as may be available for a period of 90 days and shall only be entitled to seek indemnification against the Indemnifying Party if the insurance recovery is not paid within 90 days after the insurance claim is first made or coverage is denied or is insufficient to satisfy the Claim. To the extent that an Indemnifying Party indemnifies Indemnified Party for any Claim, the Indemnified Party shall to the extent applicable, (i) pay to the Indemnifying Party the amount received from the insurance company or any other third party (less the costs, expenses and fees incurred in obtaining such proceeds), up to the amount paid to the Indemnified Party by the Indemnifying Party; and assign to the Indemnifying Party, to the extent possible, its claims against the insurance company or other third party. If any such insurance or third party claim is not assignable to the Indemnifying Party, the Indemnified Party shall commence litigation on behalf of the Indemnifying Party, provided that (i) the Indemnifying Party advances all costs, expenses and fees associated with the litigation of the claim and (ii) the Indemnified Party is satisfied that there is a reasonable basis for the claim to be successful, as reasonably determined by the Indemnified Party's legal counsel. Any amounts payable under Sections 9.1 or 9.2 shall be treated by Buyer and Sellers as an adjustment to the Purchase Price.

Section 9.9.......Tax Controversies. Notwithstanding anything to the contrary contained in Section 9.3 of this Agreement, Buyer shall have full responsibility for and discretion in handling any Tax controversy concerning the Companies, including, without limitation, an audit, a protest to the Appeals Division of the IRS, and litigation in Tax Court or any other court of competent jurisdiction involving the Companies. Buyer shall use reasonable efforts to keep the Sellers' Representative advised as to the status of Tax audits and litigation involving any Taxes which could give rise to a liability of the Sellers to Buyer under this Agreement (a "Tax Liability Issue"), and Sellers' Representative shall have the right to participate, at his expense, in any such audits and litigation that could give rise to a liability of any Seller.


         However, with respect to Tax Liability Issues involving that matter set forth on Schedule 9.6(c), Buyer and Sellers' Representative will undertake a joint response to the proceeding, audit or litigation (if any), and each party shall cooperate in any defense or prosecution of the same, and no party will agree to any settlement or compromise of such proceeding, audit or litigation (if any) without the written approval of the other (which shall not be unreasonably withheld or delayed). To the extent a party desires to engage third party professionals to assist in any such defense or prosecution, the costs incurred in that engagement will be borne by the engaging party. Neither party will work to disadvantage the other party in any proceeding, audit or litigation related to a Tax Liability Issue involving the matter set forth on Schedule 9.6(c).


         In addition, and notwithstanding the foregoing provisions of this
Section 9.9, to the extent that a Tax Liability Issue (as determined by Buyer in its reasonable discretion): (i) relates solely to a pre-closing period, and (ii) is a matter that has no potential, precedential policy or other adverse effect on any post-Closing Tax matter, Sellers shall have full responsibility for and discretion in handling any Tax controversy concerning such Tax Liability Issue; provided, however, Sellers shall use reasonable efforts to keep Buyer advised as to the status of such issue, and Buyer shall have the right to participate, at its expense, in the resolution of such Tax Liability Issue.

ARTICLE X.........
                       TERMINATION; EFFECT OF TERMINATION;
                         ALTERNATIVE DISPUTE RESOLUTION

Section 10.1......Grounds for Termination. This Agreement may not be terminated at any time prior to the Closing Date, except termination may occur:

(a) by written notice if the consent of any Manufacturer required by Section
7.11 is not received within one hundred fifty (150) days after the date of this Agreement, provided, that the terminating party has in good faith used reasonable efforts to obtain the consent,

(b) by either Buyer or Sellers' Representative, if the Closing shall not have occurred prior to February 28, 2003 for any reason, provided that the terminating party is not in breach of any representation, warranty or covenant of this Agreement (and that there is no event that with the lapse of time or notice would constitute such a breach),

(c) by the non-breaching party upon the material breach of a representation or warranty set forth in this Agreement, the Purchase Documents or both, which breach is not cured within thirty (30) days after receipt of notice of such breach by the breaching party,

(d) by Sellers' Representative, if any condition precedent in Article VIII is not waived or satisfied as of the Closing Date or at any time if satisfaction of a condition precedent is precluded, in each case without fault of a Seller or a Company,

(e) by Buyer if any condition precedent in Article VII is not waived or satisfied as of the Closing Date or at any time if satisfaction of a condition precedent is precluded, in each case without fault of Buyer,

(f) by Buyer or Seller's Representative pursuant to Sections 1.4, 6.7, 6.8 or 6.18,

(g) by written notice prior to September 30, 2002, if Acquirer does not receive, within fifteen (15) days after the execution of this Agreement, the approval of both Acquirer's board of directors (or applicable committee) and the investment banking firms that managed Acquirer's initial public offering of the Contemplated Transactions (unless the board or applicable committee has given its approval and Acquirer has waived the approval of the investment banking firms), or

(h) at any time by an agreement in writing signed by Buyer and the Sellers' Representative.

Section 10.2......Effect of Termination. Each party's rights to terminate this
Agreement under Section 10.1 supplement its other rights under this Agreement and under applicable law; exercise of the termination right does not constitute the party's election of a remedy. If this Agreement is terminated pursuant to
Section 10.1, such termination shall be without liability of any party, or any shareholder, partner, member, director, officer, employee, agent, consultant or representative of such party, to any other parties to this Agreement and other than Sections 6.5, 6.18 and 11.2 which shall survive termination, all further obligations of the parties will terminate; provided, however, that any such termination will not affect the liability of a party for Damages as a result of that party's breach of this Agreement.

Section 10.3......Alternative Dispute Resolution. In the event of any controversy arising out of or relating to this Agreement or any breach thereof, the parties shall first use their diligent and good faith efforts to resolve the dispute by exchanging relevant information and negotiating in good faith. If such dispute resolution efforts are unsuccessful, the parties to this Agreement agree to participate in non-binding mediation. The Sellers' Representative or Buyer may, by written notice to the other parties, require that the parties participate in non-binding mediation to attempt to resolve such dispute. Such mediation shall be conducted in San Diego, California and administered by a mediator mutually acceptable to Buyer and Sellers' Representative, but absent their mutual agreement, by a mediator selected by the San Diego, California office of the American Arbitration Association under its Commercial Mediation Rules. Each party shall bear its own costs of mediation and shall share equally the costs of the mediator. If the mediation is unsuccessful after (30) days, the dispute shall be submitted to binding arbitration in San Diego, California in accordance with the rules of the Uniform Arbitration Act. Such arbitration shall be initiated by any party by notifying the other parties in writing and requesting a panel of three (3) arbitrators from the American Arbitration Association. The party requesting the arbitration shall promptly notify the arbitrators in writing of their selection, who shall then hold a hearings(s) within sixty (60) days of the arbitrators receipt of the notice. Reasonable discovery, including depositions, shall be permitted. Discovery issues shall be decided by the arbitrators. Post-hearing briefs shall be permitted. The arbitrators shall render a decision within twenty (20) days after the conclusion of the hearing(s). Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. All arbitration fees for such arbitrators will be divided equally between the parties. During any dispute under this Agreement, the parties shall continue to fulfill their respective obligations under this Agreement, unless the subject matter of the dispute is of such a nature that this is by no means possible until the dispute has been fully settled. Notwithstanding the foregoing, the parties acknowledge and agree that neither party shall be bound by the terms of this Section 10.3 if such party seeks any relief against any other party pursuant to Sections 2.2(d) or 6.5.

ARTICLE XI........
                                  MISCELLANEOUS

Section 11.1......Survival. Buyer, each Company, and each Seller acknowledges and agrees that those sections of this Agreement which by their terms must survive the Closing and the completion of the Contemplated Transactions shall survive the Closing and consummation of the Contemplated Transactions. All representations, warranties, covenants and obligations in this Agreement, the Schedules and any other certificate or document delivered pursuant to this Agreement shall survive the consummation of the Contemplated Transactions, subject to the limitations set forth in Article IX. The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation including any environmental investigation or assessment conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or the remedy based on those representations, warranties, covenants, and obligations.

Section 11.2......Costs and Expenses. Subject to Section 6.18 and the provisions provided below, Buyer, each Company and Sellers shall each bear its own costs and expenses, including attorneys' fees, incurred or to be incurred in connection with the negotiation and preparation of this Agreement and the Purchase Documents, and in carrying out the Contemplated Transactions. Buyer shall be responsible for the filing fees incurred in connection with any filings required by the HSR Act. In addition, upon consummation of the Contemplated Transactions (and only if these transactions are consummated) Buyer shall (a) pay all sales, use, stamp, transfer, service, recording, real estate and like Taxes, and fees imposed by a Governmental Authority, which may be payable in connection with the Contemplated Transactions, and (b) pay one-half of the reasonable attorneys' fees of the law firm Luce, Forward, Hamilton & Scripps LLP, incurred by the Majority Shareholder in connection such firm's representation of Sellers in the review, negotiation, execution and consummation of this Agreement and responses to Buyer's due diligence requests; provided, however, that in no event will Buyer be required to pay for attorneys' fees related to representation that would (or reasonably should) have been taken by Sellers or the Companies regardless of whether the Contemplated Transactions were being pursued, and provided, further, that Buyer's obligation to pay such attorneys' fees shall be contingent on Sellers' Representative providing to Buyer reasonably detailed invoices for such representation and evidence reasonably satisfactory to Buyer that Sellers have made payment of their respective portion of such fees.

Section 11.3......Entire Agreement; Amendment. This Agreement and the Purchase
Documents contain the entire agreement of the parties hereto with respect to the Contemplated Transactions and supersede any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof, including the letter of interest dated June 28, 2002, from Asbury Automotive Group, Inc. to Bob Baker Enterprises, Inc. No representation, warranty, inducement, agreement, promise or understanding which alters, modifies, limits or adds to the terms or conditions of this Agreement or the Purchase Documents shall have any force or effect unless the same is in writing and executed by Buyer, the Companies and Sellers' Representative. This Agreement may only be amended by a writing signed by Buyer and the Companies and Sellers' Representative.

Section 11.4......Assignment; Joinder.

(a) This Agreement shall inure to the benefit of, and be binding upon and enforceable by, the parties hereto and their respective successors and permitted assigns. Sellers shall not assign their rights or obligations under this Agreement in whole or in part without the prior written consent of Buyer, which consent shall be in the Buyer's sole discretion. Buyer may, without the consent of Sellers, assign their respective rights and obligations under this Agreement in whole or in part to any one or more of their respective Affiliates or any entity that acquires a substantial part of either of their assets or any successor by merger, consolidation or corporate restructuring; provided, however, that if Buyer is some Person other than Acquirer, Acquirer shall continue to be obligated under this Agreement as set forth in Section 6.21.

(b) Robert H. Baker and Sherrill J. Baker (with respect to The Robert H. Baker & Sherrill Baker Trust), William H. Kornik and Sue A. Mark-Kornik (with respect to the Kornik Family Trust), and Daniel G. Giordano and Kathleen A. Giordano (with respect to the Daniel G. Giordano and Kathleen A. Giordano Family Trust) join into and agree to become bound by this Agreement for purposes of personally guaranteeing, in each of their individual capacities, the obligations and performance of his or her respective trust under this Agreement and the Purchase Documents, and providing the release contemplated in Section 6.9. For purposes of this Agreement, "Trust Liability" means all liabilities, obligations, covenants and indebtedness under this Agreement and the Purchase Documents of a Seller that is a trust, now or later owing to a party to this Agreement or the Purchase Documents, however and whenever incurred or evidenced, whether due or to become due. Each Seller Trustee hereby unconditionally and irrevocably guarantees full, complete, and punctual payment and performance of all current and future Trust Liability of his or her respective trust when and as such Trust Liability becomes due and payable. The obligation of each Seller Trustee: (i) is a present, absolute, continuing, and unconditional guaranty of payment and performance (and not of collection) and is not conditioned or contingent on any attempt by any other party to collect from any other Person; (ii) is not subject to any setoff, defense, deduction, or counterclaim based on any claim that Seller Trustee may have against another party; and (iii) will not be affected, released, diminished, or discharged in any manner by any change or indulgence (including a gratuitous indulgence not effected by legal modification) made or granted by any other party with respect to such Trust Liability.

Section 11.5......Notices. All notices, requests, demands, waivers, consents, approvals, payments or other communications which are required or permitted hereunder shall be in writing and be deemed delivered (a) upon receipt, if by hand delivery, (b) upon transmission, if sent by facsimile during normal business hours in the time zone in which the transmission is received, with confirmation of receipt, (c) the next day, if sent by a reputable overnight mail courier service such as FedEx, or (d) on the fifth (5th) day following deposit in the United States mail, certified, postage prepaid, return receipt requested, addressed as follows:

   If to Buyer:              Asbury Automotive Group, Inc.
                             Three Landmark Square, Suite 500
                             Stamford, CT  06901
   Attention:                CEO
   Facsimile:                (203) 356-4450
                                           -

   With copies to:           Asbury Automotive Group, Inc.
                             Three Landmark Square, Suite 500
                             Stamford, CT  06901
   Attention:                Corporate Counsel and Director of Corporate
                                Development
   Facsimile:                (203) 356-4450

   And:                      Hill, Ward & Henderson, P.A.
                             101 E. Kennedy Blvd., Suite 3700
                             Tampa, FL  33602
   Attention:                R. James Robbins, Jr., Esquire
   Facsimile:                (813) 221-2900

   If to the Sellers'
   Representative:           Robert H. Baker
                             591 Camino de La Reina
                             Suite 1100
                             San Diego, California 92108
   Facsimile:                (619) 299-1049

   With copies:              Robert H. Baker
                             P.O. Box 2129
                             Rancho Santa Fe, California 92067

   With copies to:           Luce, Forward, Hamilton & Scripps LLP
                             11988 El Camino Real, Suite 200
                             San Diego, CA  92130
   Attention:                Robert G. Copeland, Esquire
   Facsimile:                (858) 523-4311

Any party may change its address for receiving notice by giving notice of such new address in the manner provided herein.

Section 11.6 Indulgences, etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement or any of the Purchase Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

Section 11.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts (whether facsimile or original), each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

Section 11.8 Provisions Several. The provisions of this Agreement are independent of and several from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

Section 11.9 Headings. The paragraph headings in this Agreement are for convenience only, they form no part of this Agreement and shall not affect its interpretation.

Section 11.10 Gender, etc. Words used herein regardless of the number and gender specifically used shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

Section 11.11 Governing Law. All questions relating to the validity, construction and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the choice-of-law rules of this or any other jurisdiction and without the aid of any rule or custom requiring construction against the draftsman.

Section 11.12 Definitions. Capitalized terms used but not otherwise defined in this Agreement shall have the meaning set forth below:

     "Acquirer" has the meaning set forth in the first paragraph. "Acquirer Shares" has the meaning set forth in Section 1.2. "Acquirer Stock Price" has the meaning set forth in Section 1.2(b). "Actual Net Book Value Shortfall" has the meaning set forth in Section 2.2(e). "Actual Working Capital Shortfall" has the meaning set forth in Section 2.2(e). "Adjustment Certificate" has the meaning set forth in Section 2.2(b). "Affiliate" of a Person or entity means a Person or entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under control with the first Person or entity. For a Seller that is a trust, "Affiliate" shall also mean the respective Seller Trustees of that trust. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person or entity, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise. "Affiliate Leases" has the meaning set forth in Section 7.9. "Agreement" has the meaning set forth in the first paragraph. "Applicable Laws" means all federal, state, local or foreign statutes, codes, laws, rules, regulations, ordinances or orders of any Governmental Authority (including, without limitation, all applicable laws, building codes, common law, zoning codes, Environmental Laws, employee safety laws and other statutes, judgments, injunctions, orders, decisions, decrees or consents of or agreements with any Governmental Authority) applicable to the Sellers, the Company or the Business. "Applicable Percentage" means (a) each Seller's percentage share of the Escrow Amount, and (b) each Seller's percentage share of the indemnification obligations of Sellers payable by offset against the Escrow Amount, all as set forth on Schedule 11.12. "Business" means collectively all of the franchise automobile or truck dealerships, including without limitation, the Dealerships, used automobile or truck dealerships, vehicle maintenance and repair services, replacement part and accessory sales, extended warranty sales, vehicle financing, receivables management, collections, insurance, automobile dealer management and services (including, without limitation, advisory, training, recruiting, payroll, computer systems maintenance and management services) and such other business and activities (collectively, "Operations") as are conducted by the Companies now or at any time through the Closing Date. With respect to any one Company, "Business" means the Operations conducted by such Company now or at anytime through the Closing Date. "Buyer" has the meaning set forth in Section 1.1. "Buyer's Disclosure Letter" means the disclosure letter delivered by Buyer within the time period contemplated in Section 6.7 that accompanies this Agreement and provides the Schedules contemplated in Article V. "Buyer Indemnitees" has the meaning set forth in Section 9.2. "Buyer's Supplemental Disclosure Letter" is any update or supplement to Buyer's Disclosure Letter that is provided pursuant to Section
6.8. "Ceiling Stock Price" means the Acquirer Stock Price, multiplied by [Redacted] ------------------- "Claim" has the meaning set forth in Section 9.3. "Closing" has the meaning set forth in Section 3.1. "Closing Balance Sheet" has the meaning set forth in Section 2.2(b). "Closing Date" has the meaning set forth in Section 3.1. "Closing Net Book Value" has the meaning set forth in
Section 2.2(b). "Closing Payment" has the meaning set forth in Section 1.2(a). "Closing Stock Price" means the closing per share price of Acquirer's common stock as of the business day immediately preceding the Closing Date. "Closing Working Capital" has the meaning set forth in Section 2.2(b). "Code" means the United States Internal Revenue Code of 1986, as amended. "Company" or "Companies" shall have the meaning set forth in the first paragraph. "Contracts" means all floor plan and other financing agreements, franchise agreements, sales and service and other agreements with the Manufacturers and other contracts, documents, instruments, licenses, leases, commitments and agreements to which any Company is a party or by which any Company or any Dealership is bound. "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including without limitation the sale of the Shares, the performance by each party of its respective covenants and obligations under this Agreement, the execution, delivery and performance of the Purchase Documents, and the consummation of the transactions contemplated by those documents. "Damages" means any claim, liability, deficiency, obligation, loss, damage, assessment, judgment, cost or expense of any kind or character, including incidental and consequential damages, costs of investigation and defense, and reasonable attorneys' fees, whenever incurred. "Dealerships" means collectively, all of the franchise automobile or truck dealerships listed on Schedule 4.4 operated by the Companies, and a "Dealership" is any one of these dealerships. "Demo" means an undamaged demonstrator vehicle that has not been previously titled, is either a 2002 or 2003 model year vehicle, and has been utilized for more than 500 miles but less than 5,000 miles as of the Closing Date. "Easements" has the meaning set forth in Section 4.15(d). "EBITDA" means earnings before non-floor plan interest expense and income, income taxes and depreciation and amortization expense, net of the addbacks (set forth on Schedule 11.12 of the Sellers' Disclosure Letter) of the Company or the Companies for the period which such earnings are being calculated. "Employee Benefit Plan" or "Employee Benefit Plans" have the meanings set forth in Section 4.14(a). "Employees" has the meaning set forth in Section 4.13. "Engineering Audit" has the meaning set forth in Section 6.16. "Environmental Audit" has the meaning set forth in Section
6.18. "Environmental Laws" means all present Applicable Laws that relate to the protection of the environment, natural resources, or to any emission, discharge, generation, processing, storage, holding, abatement, existence, Release, threatened Release, or transportation of Hazardous Materials, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation or remediation of emissions, discharges, Release or threatened Release of Hazardous Materials into the air, surface water, ground water, or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous
Materials. "Environmental Laws" shall include, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq.; the Superfund Amendments and Reauthorization Act of 1986, Title III, 42 U.S.C. Section 11001, et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300(f), et seq.; the Solid Waste Disposal Act, 42 U.S.C. Section 6901, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C.
Section 6901, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq.; the Toxic Substances Control Act of 1976, 15
U.S.C. Section 2601, et seq. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. "ERISA Affiliate" has the meaning set forth in
Section 4.14(a). "Escrow Agreement" has the meaning set forth in Section 1.2(c). "Escrow Amount" has the meaning set forth in Section 1.2(c). "Escrowed Acquirer Shares" has the meaning set forth in Section 1.2(c). "Escrowed Cash" has the meaning set forth in Section 1.2(c). "Estimated Cash Deficiency" has the meaning set forth in Section 2.2(a)(i). "Estimated Net Book Value" has the meaning set forth in Section 2.2(a). "Estimated Net Book Value Shortfall" has the meaning set forth in Section 2.2(a)(iii). "Estimated Working Capital" has the meaning set forth in Section 2.2(a). "Estimated Working Capital Shortfall" has the meaning set forth in Section 2.2(a)(ii). "Exchange Act" means the Securities and Exchange Act of 1934, as amended. "FIFO" has the meaning set forth in Section 2.2(c)(ii). "Floor Stock Price" means the Acquirer Stock Price multiplied by [Redacted]. "FTC" means the Federal Trade Commission. "Financial Statements" has the meaning set forth in Section 4.8(b). "GAAP" means U.S. Generally Accepted Accounting Principles. ---- "Governmental Authority" means any federal, state, local or foreign entity exercising executive, legislative, judicial, regulatory or administrative functions, including, without limitation, any governmental authority, agency, department, board, commission or instrumentality of the United States, any State of the United States, or any political subdivision thereof, any tribunal or arbitration body of competent jurisdiction, and any self-regulatory organization.

     "HSR Act" means the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended.

     "Hazardous Materials" means any substance that (a) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyl ("PCB's"), petroleum or petroleum-derived substances or wastes, radon gas or related materials, (b) requires investigation, removal or remediation under any Environmental Laws, or is defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants",
"contaminants" or "pollutants", or words of similar import, under any Environmental Laws, including, without limitation, petroleum products and materials, or (c) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by Environmental Laws.

     "Indemnified Party" has the meaning set forth in Section 9.3.

     "Indemnifying Party" has the meaning set forth in Section 9.3.

     "Independent Accountant" has the meaning set forth in Section 2.2(d).

     "IRS" means the Internal Revenue Service.

     "Intellectual Property" has the meaning set forth in Section 6.18.

     "Known Environmental Condition" has the meaning set forth in Section
6.18.

     "Leased Personal Property" has the meaning set forth in Section 4.16(a).

     "Leased Real Property" has the meaning set forth in Section 4.15(a).

     "Liens" means debts, claims, security interests, pledges, rights of others, liens, encumbrances, pledges, assessments, restrictions and charges of every nature.

     "LIFO Recapture Liabilities" means the LIFO recapture Tax liability or obligation of the Companies determined under Section 1363(d) of the Code and any comparable provision under state, local or foreign Tax law in the aggregate amount of $3,188,848, payable in four (4) annual installments, plus any applicable penalties and interest, that the Companies are required to pay as a result of including the LIFO recapture amount (as defined in Section 1363(d)(3) of the Code) in gross income for the taxable year in which each Company elected to be treated as an "S" corporation for federal income tax purposes and under the income Tax laws of each state in which each Company does business.

     "Lower Threshold" has the meaning set forth in Section 2.2(a)(ii).

     "Majority Shareholder" means Robert H. Baker and Sherrill J. Baker, as co-trustees of The Robert H. Baker and Sherrill J. Baker Trust.

     "Manufacturers" means General Motors Corporation (Chevrolet Division), Ford Motor Company, ------------- DaimlerChrysler Corporation, Subaru of America, Inc., Volkswagen of America, Inc., Mitsubishi Motors Sales of America, Inc., Toyota Motor Sales, U.S.A., Inc. and Toyota Motor Sales, U.S.A., Inc. (Lexus Division).

     "Material Adverse Effect" means (i) any change or effect that is materially adverse to any of the Shares, or to the business, assets, operations or financial condition of any Company or the Business, respectively, other than any effect relating to (A) the United States or global economy or securities markets in general, (B) the announcement or market rumors surrounding the announcement of this Agreement or the transactions contemplated hereby, (C) changes in applicable law or regulations or in GAAP or regulatory accounting principles,
(D) general changes in the automotive business, or (E) any act of war or terrorist attack, provided, that with respect to each of clauses (A), (C), (D) and (E) that such effect is not more adverse with respect to any of the Shares, any Company, or the Business than the effect on comparable businesses generally, and (ii) any effect beyond the control of the parties that materially impairs, materially delays or prevents consummation of the transactions contemplated in this Agreement.

     "Material  Due Diligence  Adjustment"  has the meaning set forth in Section
7.5. "New Vehicle" means the following: (A) a vehicle owned by a Company on the Closing Date that has not been previously titled, and is either a 2002 or 2003 model year vehicle, or (B) a Demo. "New Vehicle" shall not include any damaged vehicle described in clause (A) or (B) of the preceding sentence. "Non-OEM Parts" has the meaning set forth in the definition of "Parts and Accessories" below. "Operations" has the meaning set forth in the definition of "Business" above. "Owned Real Property" has the meaning set forth in Section 4.15(a). "Owned Personal Property" shall have the meaning set forth in Section 4.16(a). "Parts and Accessories" means all parts and accessories owned by a Company at the Closing that are undamaged parts which are either (A) listed in the current price book for parts used in the vehicles sold by such Company, and eligible to be returned to the factory or distributor from which they were originally purchased or (B) other parts, supplies or accessories used or sold in the ordinary course of business of such (the "Non-OEM Parts"). "Permits" has the meaning set forth in Section 4.10. "Person" means any natural person, firm, partnership, association, corporation, company, limited liability company, trust, business trust, Governmental Authority or other entity (whether foreign or domestic). "Purchase Documents" means all agreements, documents or instruments to be executed or delivered in connection with the Contemplated Transactions contemplated by this Agreement, other than this Agreement. "Purchase Price" has the meaning set forth in Section 1.2. "Related Party Agreements" has the meaning set forth in Section 4.25(c). "Release" means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, leeching, migration, transporting, placing and the like, including, without limitation, the moving of any materials through, into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment. "Released Claims" has the meaning set forth in Section 6.9(a). "Released Parties" has the meaning set forth in Section 6.9(a). "Remediation" has the meaning set forth in Section 6.18. "Representatives" has the meaning set forth in Section 6.1. "Retention Bonus" has the meaning set forth in Section 6.15. "Retention Threshold" has the meaning set forth in Section 6.15. "Returns" means any return, report, declaration, form, claim for refund, information return, statement, or other documentation (including in all instances any additional or supporting material and any amendments or supplements) filed or maintained, or required to be filed or maintained, with respect to or in connection with the calculation, determination, assessment, or collection of any Taxes. "SEC Reports" means those filings of reports, schedules, forms, statements and other documents made by Buyer with the SEC since March 13, 2002. "Securities Act" means the Securities Act of 1933, as amended. "Seller" or "Sellers" has the meaning set forth in the first paragraph. "Sellers' Auditor" has the meaning set forth in Section 6.14. "Sellers' Disclosure Letter" means the disclosure letter delivered by Sellers' Representative within the time period contemplated in
Section 6.7 that accompanies this Agreement and provides the Exhibits and the Schedules contemplated in Section 1.2(b), Section 11.12 and Article IV. "Seller Indemnitees" has the meaning set forth in Section 9.1. "Sellers' Representative" means Robert H. Baker, and any successor appointed in accordance with Section
2.3. "Sellers' Supplemental Disclosure Letter" is any update or supplement to the Sellers' Disclosure Letter that is provided pursuant to Section 6.1 or 6.8. "Seller Trustees" has the meaning set forth in the first paragraph. "Settlement Costs" has the meaning set forth in Section 9.3. "Shares" has the meaning set forth in the Background section of this Agreement. "Stock Consideration" has the meaning set forth in Section 1.2(b). "Systems" has the meaning set forth in
Section  4.15(c).  "Target  Calculations"  has the  meaning set forth in Section
2.2(c). "Target Net Book Value" means [Redacted]. "Target Working Capital" has the meaning set forth in Section 2.2(a)(ii). "Tax" or "Taxes" means (i) any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (whether or not imposed on any Company), imposed by any Governmental Authority or taxing authority, including without limitation, taxes or other charges on, measured by, or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and custom's duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; (iii) any liability for the payment of any amounts of the type described in (i) as a result of being a person required by law to withhold or collect taxes imposed on another person; (iv) any liability for the payment of amounts of the type described in (i), (ii) or (iii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any Person; and (v) any and all interest, penalties, additions to tax and additional amounts imposed in connection with or with respect to any amounts described in (i), (ii), (iii) or (iv). "Tax Indemnification Period" means the period (including all prior taxable years) ending on the day before the Closing Date. For any taxable year of any Company that does not end on, and would otherwise extend beyond, the day before the Closing Date, there shall be a deemed short taxable year ending on and including the day before the Closing Date and a second deemed short taxable year beginning on and including the Closing Date. The allocation of income and deductions between the deemed short taxable years shall be based on a closing of the books as of the end of the day before the Closing Date. "Tax Warranty" means a representation or warranty in Section 4.14, 4.20 or 4.26(o). "Title Company" has the meaning set forth in Section 7.10. "Trust Liability" has the meaning set forth in Section 11.4. "Tuck-In Acquisition" has the meaning set forth in
Section 9.6(c). "Used Vehicles" means all vehicles owned by any Company which are not New Vehicles. "Working Capital" means for the Companies, on a consolidated basis, current assets minus current liabilities determined on a GAAP basis (and those practices set forth on Schedule 2.2(c)). For purposes of determining Working Capital any assets relating to a Related Party Agreement shall be excluded. "Year-End Balance Sheets" has the meaning set forth in
Section  4.8(a).  "Year-End  Income  Statements"  has the  meaning  set forth in
Section 4.8(a).
                      [SIGNATURES APPEAR ON THE NEXT PAGE]

The parties have executed and delivered this Agreement on the date first above written.

ACQUIRER:

ASBURY AUTOMOTIVE GROUP, INC.

By:
   --------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------


COMPANIES:

BOB BAKER ENTERPRISES, INC.                                   UNIVERSITY FORD, INC.

By:                                                           By:
   --------------------------------------------------            --------------------------------------------------
Name:                                                         Name:
     ------------------------------------------------              ------------------------------------------------
Title:                                                        Title:
      -----------------------------------------------               -----------------------------------------------


ALL AMERICAN CHEVROLET, INC.                EL CAJON LUXURY CARS, INC.

By:                                                           By:
   --------------------------------------------------            --------------------------------------------------
Name:                                                         Name:
     ------------------------------------------------              ------------------------------------------------
Title:                                                        Title:
      -----------------------------------------------               -----------------------------------------------


BOB BAKER AUTOMOTIVE, INC.          BOB BAKER IMPORTS, INC.

By:                                                           By:
   --------------------------------------------------            --------------------------------------------------
Name:                                                         Name:
     ------------------------------------------------              ------------------------------------------------
Title:                                                        Title:
      -----------------------------------------------               -----------------------------------------------


BOB BAKER VOLKSWAGEN, INC.

By:
   --------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------



SELLERS:


----------------------------------          ----------------------------------
Robert H. Baker                             Loren Campbell

   and
                                            ----------------------------------
                                            David Ezratty
-------------------------------------
Sherrill J. Baker, as Trustees of
The Robert H. Baker and
Sherrill J. Baker Trust
dated September 27, 1991 (as amended)
                                           ----------------------------------
                                           William H. Kornik
----------------------------------
Michael V. Baker                           and

                                          ----------------------------------
                                           Sue A. Mark-Kornik, as Trustees of
------------------------------------       the Kornik Family Trust dated
Christopher Baker                          December 6, 1996 (as amended)

 ----------------------------------       ----------------------------------
Elizabeth Baker Treloar                   Daniel G. Giordano

                                          and
----------------------------------
Mary Baker Ross
                                          --------------------------------------
                                          Kathleen A. Giordano, as Trustees of
                                          the Daniel G. Giordano and Kathleen A.
                                          Giordano Family Trust
----------------------------------        dated March 30, 1998 (as amended)
Thomas Solomon


----------------------------------
Theresa Baker Hertel


SELLERS' REPRESENTATIVE:


----------------------------------
Robert H. Baker, individually

                                     JOINDER



     The Agreement is joined into by the following Seller Trustees, in their individual capacity, for the purposes set forth in the Agreement as it relates to each of their respective trust.




----------------------------------          ----------------------------------
Robert H. Baker                             Daniel G. Giordano

----------------------------------          ----------------------------------
Sherrill J. Baker                           Kathleen A. Giordano

                                            ----------------------------------
                                            William H. Kornik

                                            ----------------------------------
                                            Sue A. Mark-Kornik